MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

                                20 WILLIAM STREET
                                40 WILLIAM STREET
                                45 WILLIAM STREET
                                55 WILLIAM STREET
                                60 WILLIAM STREET
                                65 WILLIAM STREET
                                80 WILLIAM STREET
                               100 WILLIAM STREET

                            WELLESLEY, MASSACHUSETTS




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                 MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page

  1.     Payment of Indebtedness .............................. ..............9
  2.     Covenants of Title..................................................10
  3.     Usury ..............................................................13
  4.     Impositions ........................................................13
  5.     Tax Deposits....................................................... 15
  6.     Change in Taxes.................................................... 19
  7.     Insurance ......................................................... 20
  8.     Insurance/Condemnation Proceeds ....................................24
  9.     Restoration Following Fire and Other Casualty
          or Condemnation....................................................26
 10.     Disposition of Condemnation or Insurance
          Proceeds ..........................................................34
 11.     Fire and Other Casualty; Self-Help..................................37
 12.     Rent Insurance Proceeds ............................................38
 13.     Intentionally Omitted ..............................................39
 14.     Repair; Alterations; Waste; Environmental ..........................39
 15.     Environmental Indemnification ......................................49
 16.     Independence of Security ...........................................49
 17.     No Other Liens......................................................50
 18.     Management..........................................................51
 19.     Ground Lease .......................................................52
 20.     Sidewalks, Municipal Charges  ......................................52
 21.     Assignment of Rents and Leases  ....................................53
 22.     Future Leases ......................................................56
 23.     Mortgagors's Obligations as Lessor .................................62
 24.     Leases; Foreclosure ................................................63
 25.     Intentionally Deleted ..............................................64
 26.     Events of Default ..................................................64
 27.     Remedies Upon Default ..............................................74
 28.     Acceleration Interest ..............................................80
 29.     Late Charge ........................................................81
 30.     Waiver of Statutory Rights..........................................81
 31.     Security Interest ..................................................82
 32.     Right of Entry......................................................83
 33.     Estoppel Certificate................................................84
 34.     Annual Statements ..................................................84
 35.     Rights Cumulative ..................................................86
 36.     Subrogation ........................................................86
 37.     No Waiver ..........................................................87
 38.     Mortgage Extension .................................................87
 39.     Indemnification ....................................................88
 40.     Scope of Liability..................................................88
 41.     Attorneys' Fees ....................................................88
 42.     Administrative Fees ................................................89
 43.     Protection of Security; Cost and Expenses...........................90


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                 MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

                          TABLE OF CONTENTS (Continued)
                          -----------------
                                                                            Page

 44.     Notices ............................................................92
 45.     Release/Partial Release.............................................93
 46.     Applicable Law .....................................................97
 47.     Invalidity..........................................................97
 48.     Captions............................................................98
 49.     Modifications ......................................................98
 50.     Bind and Inure......................................................98
 51.     Replacement of Note ................................................98
 52.     Time of the Essence ................................................99
 53.     Statutory Condition; Statutory Power of Sale .......................99
 54.     ERISA...............................................................99



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Recording Requested By and
When Recorded Return to:

Nutter, McClennen & Fish
One International Place
Boston, MA  02110-2699
Attn:  Robert A. Fishman, Esq.



                 MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING



     THIS MORTGAGE is made as of the 8th day of January, 1996, by WELLESLEY HOLDING, L.P. ("Wellesley I"), WELLESLEY HOLDING II, L.P. ("Wellesley II") and BEACON PROPERTIES, L.P. ("BPLP"), each of which is a Delaware limited partnership, and each of which has a principal place of business at 50 Rowes Wharf, Boston, Massachusetts 02110 (Wellesley I, Wellesley II and BPLP are singly each hereinafter referred to as a "Mortgagor" and collectively hereinafter referred to as "Mortgagors") to CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation having its principal place of business at 900 Cottage Grove Road, Bloomfield, Connecticut 06002 (hereinafter referred to as "Mortgagee").

                              W I T N E S S E T H:

     THAT, to secure (i) payment to Mortgagee of the principal indebtedness of Fifty-Five Million and No/100 Dollars ($55,000,000) together with interest thereon, as evidenced by that certain promissory note (hereinafter referred to as the "Note") of even date herewith, and any renewals, extensions or modifications thereof (including, without limitation, any modification increasing the interest rate, the principal amount, the monthly payments or extending the maturity date) given by

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Mortgagors to Mortgagee and made payable to the order of Mortgagee, with the final payment being due and payable on February 1, 2003 (the "Maturity Date"), in and by which Note Mortgagors promise to pay the said principal indebtedness and interest at the rate and in installments as provided in the Note (the loan represented and evidenced by the Note is referred to as the "Loan"), (ii) the performance of the covenants herein contained and the payment of any monies expended by Mortgagee in connection therewith, (iii) the payment of all obligations and the performance of all covenants of Mortgagors under any other loan documents, agreements or instruments between Mortgagors and Mortgagee given in connection with or related to this Mortgage or the Note, and (iv) any and all additional advances made by Mortgagee to protect or preserve the Security (hereinafter defined) or the security interest created hereby on the Security, or for taxes, assessments, or insurance premiums as hereinafter provided or for performance of any of Mortgagors' obligations hereunder or for any other purpose provided herein (whether or not the original Mortgagors remain the owner of the Security at the time of such advances) (all of the aforesaid indebtedness and obligations of Mortgagors from time to time outstanding being herein called the "Indebtedness", and all of the documents, agreements and instruments between Mortgagors and Mortgagee or given by Mortgagors in favor of Mortgagee now or hereafter evidencing or securing the repayment of, or otherwise pertaining to, the Indebtedness being herein collectively called the "Loan Documents"), Mortgagors do hereby mortgage, grant with MORTGAGE COVENANTS, bargain, sell, assign, pledge, transfer, and convey unto Mortgagee and to Mortgagee's successors and assigns forever,


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all of the following described land, improvements, real and personal property, rents and leases, and all of its estate, right, title and interest therein (hereinafter collectively called the "Security"):

     The land described in Exhibit A attached hereto and made a part hereof, situate, lying and being in the Town of Wellesley, County of Norfolk, and Commonwealth of Massachusetts (the "Land");

     TOGETHER with all buildings and other improvements now or hereafter located on said Land or any part thereof including but not limited to, all extensions, betterments, renewals, renovations, substitutions and replacements of, and all additions and appurtenances to, the Security (the "Improvements");

         TOGETHER with all of the right, title and interest of Mortgagors in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Land to the center lines thereof;

     TOGETHER with the right to use, in perpetuity, in connection with the operation of the Security the names "Wellesley Office Park", "20 William Street", "40 William Street", 45 William Street", "55 William Street", "60 William Street", "65 William Street", "80 William Street", "100 William Street" and any other names similar thereto (provided, however, that notwithstanding anything to the contrary contained in any of the Loan Documents, the parties acknowledge and agree that 100 William Street is not


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part of Wellesley Office Park, so called, but is immediately adjacent thereto);

     TOGETHER with the benefit of and subject to those of the Permitted Encumbrances (as hereinafter defined) listed in Part I of Exhibit B attached hereto and made a part hereof, including, without limitation, all easements now or hereafter located on or appurtenant to the Land and/or Improvements, or under or above the same or any part thereof, and together with all rights-of-way and (to the extent assignable) all licenses, permits, approvals and privileges, belonging or in any way appertaining to the Land and/or Improvements including without limitation (i) any drainage ponds or other like drainage areas not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Mortgagors have a right to drain water or sewage, (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the Land, and (iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from and operation of the Land and/or the Improvements;

     TOGETHER with any and all awards hereafter to be made by any municipal or other governmental authorities to the present and all subsequent owners of the Security for the taking of all or any portion of the Security by power of eminent domain, including, without limitation, awards for damage to the remainder of the Security and any awards for any change or changes of grade of streets affecting the Security, which said awards are hereby


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assigned to Mortgagee, and Mortgagee, at its option, is hereby authorized, directed and empowered (subject to Section 8 below) to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same in accordance with the applicable provisions of this Mortgage (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges, and awards, collectively, the "Real Property");

     TOGETHER with all proceeds, insurance or otherwise, paid for the damage done to any of the Security and all proceeds of the conversion, voluntarily or involuntarily, of any of the Security into cash or liquidated claims;

     TOGETHER with all fixtures, machinery, equipment, goods, and every other article of personal property, tangible and intangible, now or hereafter attached to or used in connection with the Real Property, or placed on any part thereof and whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Real Property, insofar as the same and any reversionary right thereto may now or hereafter be owned or acquired by one or more of the Mortgagors (as more completely described in this paragraph and the next following paragraph, the "Personal Property"), including, but without limitation: all partitions; screens; awnings; shades; blinds; floor coverings; hall and lobby equipment; heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevator, escalator, air conditioning and communication plants or systems with appurtenant fixtures; vacuum cleaning systems; call


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systems; sprinkler systems and other fire prevention and extinguishing apparatus and materials; all equipment, manual, mechanical and motorized, for the construction, maintenance, repair and cleaning of, and removal of snow from, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; all equipment, manual, mechanical and motorized, for the transportation of customers or employees to and from the facilities on the Real Property; all telephone, computer and other electronic equipment and appurtenances thereto, including software; and all other machinery, pipes, poles, appliances, equipment, wiring, fittings, panels and fixtures; and any proceeds therefrom, any replacements thereof or additions or accessions thereto; all of Mortgagors' rights, but not Mortgagors' obligations, under Mortgagors' leases for Personal Property; all contract rights held by Mortgagors from time to time in existence of whatever nature relating to the Real Property or Personal Property, including, but not limited to, architectural and engineering plans, drawings, tests, reports or studies, contracts for goods or services and management contracts, all warranties and guaranties under such contracts and rights under insurance policies; all rights of Mortgagors under architect's contracts, construction contracts, completion bonds, performance bonds and payment bonds related to the Real Property or Personal Property; all accounts, accounts receivable, parking garage revenues and receivables, contract rights, general intangibles, documents, instruments and chattel paper arising from or in connection with the Real Property or Personal Property, including all books and records in connection therewith and reserve accounts required to be established now or at any


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time in the future under the Loan Documents, and all proceeds of any and all of the same; all rights under all causes of action held by Mortgagors related to the Real Property or Personal Property, including claims relating to construction or the condition of the Improvements; all of Mortgagors' right, title and interest in and to all artwork and sculpture located on the Real Property; and all building materials, supplies and other property delivered to the Real Property for incorporation into the Improvements thereon, all of which, to the extent permitted by law, are declared to be a part of the realty and covered by the lien hereof, but said lien shall not cover any fixture, machinery, equipment or article of personal property which is owned by a tenant and which can be removed from the Real Property by the tenant, but said lien shall include any other fixture, machinery, equipment or article of personal property incorporated into the improvements so as to constitute realty under applicable law;

     TOGETHER with all of Mortgagors' books of account and records relating to the Security, including all computers and software relating thereto;

     TOGETHER with all contracts of sale and leases in the nature of a sale of the Real Property, or any portion thereof, now and hereafter entered into and all right, title and interest of Mortgagors thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the contract purchasers, which deposits Mortgagors may retain unless an Event of Default (as hereinafter defined) exists hereunder;


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all licenses, permits, franchises, governmental approvals and all sanitary sewer, drainage, water and utility service agreements, reservations and capacities benefiting the Real Property or any part thereof; and all rights of Mortgagors under any covenants, agreements, easements, restrictions or declarations relating to, or as an appurtenance to, the Real Property or the Personal Property or any part thereof;

     TOGETHER with all leases, subleases, licenses, concession agreements, occupancy agreements or grants of other possessory interests now or hereafter in force or effect, oral or written, and all renewals, extensions, modifications, replacements and guaranties thereto affecting all or any part of the Land or Improvements;

     TOGETHER with all rents, issues, revenues, profits and income from the Real Property and Personal Property;

     TOGETHER with all of the right, title and interest of Mortgagors in and to all and singular the tenements, hereditaments and appurtenances belonging to or in any way pertaining to the Security; all the estate, right, title and claim whatsoever of Mortgagors, either in law or in equity, in and to the Security; and any and all other, further or additional title, estate, interest or right which may at any time be acquired by Mortgagors in or to the Security, and if one or more of the Mortgagors shall at any time acquire any further estate or interest in or to the Security, the lien of this Mortgage shall attach, extend to, cover and be a lien upon such further estate



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or interest automatically without further instrument or instruments, and
Mortgagors, upon request of Mortgagee, shall execute such instrument or instruments as shall reasonably be requested by Mortgagee to confirm such lien, subject to the limitations on Mortgagors' liability set forth in Section 40 below;

     TO HAVE AND TO HOLD the Security, and each and every part thereof, unto Mortgagee and its successors and assigns forever, for the purposes and uses herein set forth.

     AND, Mortgagors each hereby further covenant, agree and warrant (as applicable) as follows:

     l. Payment of Indebtedness. Mortgagors will pay the principal indebtedness and interest thereon in accordance with the provisions of the Note and all prepayment fees, late charges and fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all the covenants, promises and agreements, and pay all sums provided in
(i) each of the Note or any other promissory note or notes at any time hereafter issued by Mortgagors to evidence the Indebtedness, (ii) this Mortgage, and (iii) any and all other Loan Documents, all in the manner herein or therein set forth. Subject to the limitations of liability set forth in Section 40 of this Mortgage and Section 16 of the Note, Mortgagors shall each be fully liable for such payment and performance. If more than one corporation, partnership, trust, limited liability company or other entity or person shall in the


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future execute this Mortgage as one of the Mortgagors or shall directly assume some or all of the obligations of Mortgagors hereunder, whether as a result of a transfer of an interest in the Security permitted by the Loan Documents, or otherwise as may be agreed to in writing by Mortgagee, then each such entity and person shall be jointly and severally liable for the satisfaction of all obligations and duties of Mortgagors under this Mortgage, subject to the limitations of liability set forth in Section 40 of this Mortgage and Section 16 of the Note.

     2. Covenants of Title. Wellesley I has good and indefeasible title to the entire Wellesley I Parcels (as hereinafter defined) in fee simple, has absolute title to Wellesley I's Personal Property (except as to personal property which is leased by Wellesley I, as to which Wellesley I shall have good title to the lessee's interest under the leases), and has good right and full power to sell, mortgage and convey the same; the Wellesley I Parcels and the balance of the Wellesley I portion of the Security are free and clear of easements, restrictions, liens, leases and encumbrances, except those easements, restrictions, liens, leases and encumbrances related to the Wellesley I Parcels listed on Exhibit B hereto or which may hereafter be created and be permitted to continue to exist pursuant to the terms hereof; and Wellesley I will warrant and defend title to the Wellesley I portion of the Security against all claims and demands whatsoever except the Permitted Encumbrances (defined hereinbelow) related to the Wellesley I Parcels. The "Wellesley I Parcels" shall mean the parcels of


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land with the buildings and other improvements thereon described as "Parcel I"
on Exhibit A hereto.

     Wellesley II has good and indefeasible title to the entire Wellesley II Parcel (as hereinafter defined) in fee simple, has absolute title to Wellesley II's Personal Property (except as to personal property which is leased by Wellesley II, as to which Wellesley II shall have good title to the lessee's interest under the leases), and has good right and full power to sell, mortgage and convey the same; the Wellesley II Parcel and the balance of the Wellesley II portion of the Security are free and clear of easements, restrictions, liens, leases and encumbrances, except those easements, restrictions, liens, leases and encumbrances related to the Wellesley II Parcel listed on Exhibit B hereto or which may hereafter be created and be permitted to continue to exist pursuant to the terms hereof; and Wellesley II will warrant and defend title to the Wellesley II portion of the Security against all claims and demands whatsoever except the Permitted Encumbrances related to the Wellesley II Parcel. The "Wellesley II Parcel" shall mean the parcel of land with the buildings and other improvements thereon described as "Parcel V" on Exhibit A hereto.

     BPLP has good and indefeasible title to the entire BPLP Parcels (as hereinafter defined) in fee simple, has absolute title to BPLP's Personal Property (except as to personal property which is leased by BPLP, as to which BPLP shall have good title to the lessee's interest under the leases), and has good right and full power to sell, mortgage and convey the same; the BPLP


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Parcels and the balance of the BPLP portion of the Security are free and clear of easements, restrictions, liens, leases and encumbrances, except those easements, restrictions, liens, leases and encumbrances related to the BPLP Parcels listed on Exhibit B hereto or which may hereafter be created and be permitted to continue to exist pursuant to the terms hereof; and BPLP will warrant and defend title to the BPLP portion of the Security against all claims and demands whatsoever except the Permitted Encumbrances related to the BPLP Parcels. The "BPLP Parcels" shall mean the parcels of land with the buildings and other improvements thereon described as "Parcel II," "Parcel III" and "Parcel IV" on Exhibit A hereto.

     Those easements, restrictions, liens, leases and encumbrances listed on Exhibit B hereto which relate to the Wellesley I Parcels, the Wellesley II Parcel and the BPLP Parcels, or which may hereafter be created and be permitted to continue to exist pursuant to the terms hereof, are collectively herein referred to as the "Permitted Encumbrances". The Permitted Encumbrances also include leases and lease amendments hereafter entered into by Mortgagors (or any of them) in accordance with Section 22 hereof. Mortgagee shall have the right, at its option and at such time or times as it shall deem necessary, to take whatever action it may deem necessary to defend or uphold the lien of this Mortgage or otherwise enforce any of the rights of Mortgagee hereunder or any obligation secured hereby, including without limitation, the right to institute appropriate legal proceedings for such purposes.



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     3. Usury. It is hereby expressly agreed that if from any circumstances whatsoever fulfillment of any provision of the Note, this Mortgage, or any other Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under the Loan Documents that is in excess of the limit of such validity. In no event shall Mortgagors be bound to pay for the use, forbearance or detention of the money loaned pursuant to the Loan Documents, interest of more than the current applicable legal limit, if any; the right to demand any such excess being hereby expressly waived by Mortgagee.

     4. Impositions. Subject to the right of Mortgagors (or any of them) to contest an Imposition (as hereinafter defined) as set forth below and subject to
Section 5 below, Mortgagors shall pay, before the last day on which the same may be paid without penalty or interest, all real estate taxes, sewer rents, water charges, municipal electric and all other municipal and governmental assessments, rates, charges, impositions and liens (hereinafter referred to as "Impositions") which now or hereafter are imposed by law upon the Security. Subject to the contest rights hereinafter provided for, if any Imposition is not paid within the time hereinabove specified, Mortgagee shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall


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forthwith be payable by Mortgagors to Mortgagee and shall be secured by the lien of this Mortgage; but Mortgagors (or any of them) may in good faith contest, at their (or its) own cost and expense, by proper legal proceedings, the validity or amount of any Imposition, on the condition that the Mortgagor(s) in question first shall deposit with Mortgagee or a mutually satisfactory escrow agent pursuant to a mutually satisfactory agreement, as security for the payment of such contested item, an amount equal to the contested item plus all penalties and interest which would be payable if Mortgagors (or any of them) are ultimately required to pay such contested item (with due credit to Mortgagors for interest which will accrue on such deposit if held by such escrow agent, Mortgagee hereby agreeing to permit such escrow agent to invest the same at Mortgagors' direction in the investments permitted under the Tax Escrow
Agreement (as defined in Section 5 hereof) unless an Event of Default exists hereunder, in which event Mortgagee shall direct such investments), and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Security, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action of foreclosure or the like to be commenced by the holder of any such lien. In the event that there is not an escrow agent, any deposit required hereunder shall be deposited with Mortgagee to be held in a service account which is non-interest bearing to the Mortgagors. Mortgagors will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of, any Imposition.



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     Mortgagors hereby assign to Mortgagee all rights of Mortgagors now or hereafter arising in and to the refund of any Imposition and any interest thereon. If at the time of receipt of any such refund by Mortgagee there exists no Event of Default hereunder, then Mortgagee shall pay over the same to Mortgagors promptly after demand; if there exists an Event of Default hereunder, Mortgagee may apply said refund in reduction of the Indebtedness in whatever order Mortgagee may elect.

         5. Tax Deposits. Mortgagors, Mortgagee and Fowler, Goedecke, Ellis & O'Connor, Incorporated, as Escrow Agent, have entered into a certain Real Estate Tax Escrow and Security Agreement of even date herewith, the terms of which provide for the escrow and payments of money with respect to real estate taxes (the "Tax Escrow Agreement"). Mortgagors covenant to perform their obligations under the Tax Escrow Agreement, and Mortgagee hereby agrees that such performance shall satisfy Mortgagors' obligations under this Mortgage with respect to real estate taxes. In the event that Mortgagors shall default beyond applicable grace periods under the Tax Escrow Agreement, or the Tax Escrow Agreement shall be terminated for any reason, or in the event that the Tax Escrow Agreement becomes ineffective or otherwise unenforceable, then the balance of the terms and conditions of this Section 5 shall be applicable and control with respect to real estate taxes.

     Mortgagors shall deposit with Mortgagee or with an escrow agent selected by Mortgagors and approved by Mortgagee (not to be unreasonably withheld or delayed) pursuant to an


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escrow agreement reasonably acceptable to Mortgagee, on the first day of the calendar month immediately following the date of this Mortgage and on the first day of each calendar month thereafter (each of which dates is hereinafter called the "monthly tax deposit date") until the payment in full of the Indebtedness, a sum equal to one-twelfth of the real estate taxes, assessments and any other Impositions which are required to be, or are customarily, paid with real estate taxes or assessments (the "Qualified Impositions") to be levied, charged, assessed or imposed upon or for the Security within one year after said monthly tax deposit date. If on any monthly tax deposit date the amount of Qualified Impositions to be levied, charged, assessed or imposed within the ensuing one year period shall not be fixed, such amount, for the purpose of computing the deposit to be made by Mortgagors hereunder, shall be estimated by Mortgagee, with appropriate adjustment when the amount of such Qualified Impositions is fixed.

     The sums deposited by Mortgagors under this Section shall be held in an interest bearing account with interest being retained by Mortgagee and free of trust, except as otherwise provided in the grammatical paragraph next following and except to the extent, if any, that applicable law shall otherwise require, and applied in payment of such Qualified Impositions when due (subject to Mortgagors' contest rights set forth above). Mortgagors shall give fifteen (15) days prior written notice to Mortgagee in each instance when a Qualified Imposition is due, specifying the Qualified Imposition to be paid and the amount thereof, the place of payment and the last day on which the same


                                      -16-
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may be paid in order to be within the time limit specified in Section 4 hereof entitled "Impositions". Mortgagee shall not be responsible for any acts of or events affecting the escrow agent nor shall Mortgagee have any obligation or liability to Mortgagors if a different depository, or a different account with the selected escrow agent, would or might pay a greater return on invested funds.

     Notwithstanding the foregoing provision, so long as Mortgagors collectively hold title to and control the Security, Impositions are paid in full when due and there exists no uncured default under the Loan Documents, notice of which has been given by Mortgagee to Mortgagors, the interest earned by such escrows, less reasonable escrow costs, will be paid to Mortgagors on each monthly tax deposit date; provided, however, that interest shall be paid only if the escrow account is held by a mutually agreed escrow agent and not by Mortgagee itself.

     If for any reason the sums on deposit with Mortgagee or escrow agent under this Section shall not be sufficient to pay a Qualified Imposition within the time specified in Section 4 hereof, then Mortgagors shall, within ten (10) days after demand by Mortgagee, deposit sufficient sums so that Mortgagee may pay such Qualified Imposition in full, together with any penalty and interest thereon, subject to Mortgagors' contest rights set forth above. Mortgagee may change its estimate of Qualified Impositions for any period, on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other bona fide reason communicated by Mortgagee to


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Mortgagors, in which event Mortgagors shall deposit with Mortgagee or escrow agent within ten (10) days after demand the amount of any excess of the deposits which would theretofore have been payable under the revised estimate over the sums actually deposited.

     If any Qualified Imposition shall be levied, charged, assessed or imposed upon or for the Security, or any portion thereof, and if such Qualified Imposition shall also be a levy, charge, assessment or imposition upon or for any other premises not covered by the lien of this Mortgage, then the computation of the amounts to be deposited under this Section shall be based upon the entire amount of such Qualified Imposition and Mortgagors shall not have the right to apportion any deposit with respect to such Qualified Imposition.

     Upon an assignment of this Mortgage, Mortgagee shall have the right to arrange to transfer all amounts deposited and still in its possession to the assignee and, provided that the assignee assumes the obligations of Mortgagee with respect to such amounts deposited, Mortgagee shall thereupon be completely released from all liability with respect to such deposit and Mortgagors and the owner of the Security shall look solely to the assignee or transferee in reference thereto.

     Upon the payment in full by Mortgagors of the entire Indebtedness, any sums then held by Mortgagee (or escrow agent) under this Section shall be refunded to Mortgagors.

     All amounts deposited shall be held by Mortgagee as additional security for the sums secured by this Mortgage, and each of Mortgagors hereby grants to Mortgagee a security interest in such sums, and upon the occurrence of an Event of Default hereunder, Mortgagee may, in its sole and absolute discretion, apply said amounts to the payment of the Indebtedness in whatever order Mortgagee may elect.

     Immediately upon receipt of such by any of the Mortgagors, such Mortgagor shall deliver to Mortgagee copies of all notices, demands, claims, bills, and receipts in relation to the Qualified Impositions.

     Notwithstanding the foregoing provisions, Mortgagee hereby waives the requirement for deposits as to that portion of Qualified Impositions payable directly to the governmental or other authority by tenants under the terms of leases approved by Mortgagee, provided satisfactory proof of payment is promptly furnished to Mortgagee.

     6. Change in Taxes. In the event that, by reason of changes in law or in the application or interpretation thereof, any tax (other than general income taxes and similar taxes based on income) shall be due or become due and payable to the United States of America, the Commonwealth of Massachusetts or any political subdivision thereof with respect to the execution and delivery or recordation of this Mortgage or any other Loan Document or the interest of Mortgagee in the Security, Mortgagors shall, subject to Mortgagors' contest rights set forth in

Section 4 above, which shall be applicable hereto, mutatis mutandis, pay such tax at the time and in the manner required by applicable law and Mortgagors shall hold Mortgagee harmless and shall indemnify Mortgagee against any liability of any nature whatsoever as a result of the imposition of any such tax. Notwithstanding the foregoing, in the event that such tax shall be due or become due and payable as aforesaid in an amount greater than $150,000 and if Mortgagee shall require Mortgagors to make payment thereof or to indemnify Mortgagee as aforesaid, Mortgagors shall have the right to prepay the Indebtedness in full, without paying a prepayment fee. If one or more of the Mortgagors are not permitted by law to make such payments, the Indebtedness shall, at the option of Mortgagee, become due and payable upon one hundred eighty (180) days notice without Mortgagors being obligated to pay a prepayment fee. Notwithstanding the foregoing, Mortgagee shall not require Mortgagors to pay such taxes or to indemnify Mortgagee as aforesaid, nor will Mortgagee exercise its option to accelerate the Indebtedness pursuant to the preceding sentence, unless it is the policy of Mortgagee to enforce such rights generally (meaning that, over the course of numerous transactions, Mortgagee would more often than not elect to enforce such rights) in connection with similar commercial mortgage loans held by Mortgagee.

         7. Insurance. Mortgagors collectively shall, at all times until the Indebtedness shall be paid in full, keep the Security insured against loss or damage for its full replacement cost
(which cost shall be reset once a year at Mortgagee's option) under policies of so-called All Risk Replacement Cost Insurance with Agreed Amount Endorsement (including risks of war and nuclear explosion, if available at commercially reasonable rates), and shall further provide flood insurance (if the Security is situated in an area which is considered a flood risk area by the federal government or any agency thereof), boiler and machinery insurance, earthquake insurance (if available at commercially reasonable rates), rent loss insurance in an amount sufficient to cover the total of all rents accruing from the Security for a one (1) year period, comprehensive general liability insurance in a minimum amount of One Million Dollars ($1,000,000), and excess or umbrella liability of at least Five Million Dollars ($5,000,000), and during any period of restoration, a policy or policies of builder's "all risk" insurance in an amount not less than the full insurable value of the Security against such risks as Mortgagee may reasonably request, and such other appropriate insurance as Mortgagee may reasonably require from time to time, in such amounts and with such companies as shall be reasonably approved by Mortgagee with a Best's rating of A:X or better (except to the extent Mortgagee, in its reasonable discretion, approves a lower Best's rating upon Mortgagors' written request), and will deliver the original policy or policies of such insurance (or certified duplicates thereof) to Mortgagee. Each such policy shall provide that the same may not be cancelled or materially modified except upon thirty (30) days prior written notice to Mortgagee, and shall otherwise be in such form as shall be reasonably acceptable to Mortgagee, so that at all times until the payment in full of the Indebtedness, Mortgagee shall have and hold the said policy and policies (or certified duplicates thereof) as further collateral for the payment of all Indebtedness. Each liability policy shall name Mortgagee as an "additional insured"; and each other policy required to be maintained hereunder (other than rent loss insurance) shall name Mortgagee as "loss payee" and provide that all proceeds shall be payable to Mortgagee and that no act or thing done by Mortgagors shall invalidate the policy as against Mortgagee, and shall be endorsed with standard non-contributory mortgagee clauses and lender's loss payee endorsements in favor of and in form reasonably acceptable to Mortgagee. If Mortgagors shall fail to obtain any such policy or policies required by Mortgagee, or shall fail to deliver the same (or certified duplicates thereof) to Mortgagee, then Mortgagee may, after ten (10) days notice to Mortgagors (or such shorter notice period as shall be appropriate if the policy is about to expire), obtain such insurance and pay the premium or premiums therefor, in which event Mortgagors shall, on demand of Mortgagee, repay such premium or premiums to Mortgagee and such repayment shall be secured by the lien of this Mortgage. Notwithstanding the foregoing, provided that such policies providing for such coverages are in fact in effect (as evidenced by certificates thereof delivered by Mortgagors to Mortgagee), and that Mortgagors have paid the premiums therefor, Mortgagors shall not be required to deliver any such insurance policy (or a certified duplicate thereof) to Mortgagee until the policy (or a certified duplicate thereof) is delivered to Mortgagors by the insurer. Mortgagors each covenant to exercise reasonable efforts to secure delivery of such policies from the insurer promptly after the policy has been underwritten and approved by the insurer. If Mortgagors fail to maintain the level of insurance required under this Mortgage with regard to their Respective Security (defined hereinbelow), then Mortgagors shall indemnify Mortgagee to the extent that a casualty occurs with regard to their Respective Security and insurance proceeds would have been available had such insurance been maintained.

     For purposes of this Mortgage and the other Loan Documents, the term "Respective Security" shall mean (i) with regard to BPLP, the BPLP Parcels and all of the corresponding Real Property and Personal Property pertaining thereto,
(ii) with regard to Wellesley I, the Wellesley I Parcels and all of the corresponding Real Property and Personal Property pertaining thereto, and (iii) with regard to Wellesley II, the Wellesley II Parcel and all of the corresponding Real Property and Personal Property pertaining thereto.

     Mortgagors shall promptly provide to Mortgagee copies of any and all material notices (including notice of non-renewal and policy amendments), claims, and demands which Mortgagors receive from insurers of the Security.

     Mortgagors hereby assign to Mortgagee all rights of Mortgagors in and to any unearned premiums on any insurance policy required to be furnished by Mortgagors, which assignment may be exercised by Mortgagee at any time an Event of Default exists hereunder.

     8. Insurance/Condemnation Proceeds. Mortgagors hereby assign to Mortgagee all proceeds of any insurance or condemnation awards which Mortgagors may be entitled to receive for loss or damage to, or a taking of, the Security. In the event of loss or damage to, or a taking of, the Security, the proceeds of said insurance or condemnation award shall be payable to Mortgagee alone and each of the Mortgagors hereby authorizes and directs any affected insurance company or government agency to make payment of the insurance proceeds or condemnation awards directly to Mortgagee; provided, however, if such proceeds or awards do not exceed Three Hundred Thousand Dollars ($300,000), they shall be paid to Mortgagors instead of Mortgagee for application by Mortgagors to the costs of repair or restoration provided that there exists no uncured monetary default under the Loan Documents and no uncured non-monetary default of which notice has been given by Mortgagee to Mortgagors under the Loan Documents. In the event that any such insurance proceeds or condemnation awards in excess of Three Hundred Thousand Dollars ($300,000) are paid directly to Mortgagors, Mortgagors shall deliver such proceeds or awards to Mortgagee within five (5) days of Mortgagors' receipt thereof. No such loss or damage shall itself reduce the Indebtedness. Unless an Event of Default exists hereunder, Mortgagors shall have the right, with Mortgagee's consent, which consent shall not be unreasonably withheld or delayed, to adjust and compromise any loss or damage; provided, however, that if such loss or damage does not exceed Three Hundred Thousand Dollars ($300,000), and provided no Event of Default exists hereunder, Mortgagors shall have the right to so adjust and compromise without Mortgagee's consent. Subject to the provisions of Sections 9, 10, and 11 hereof, such proceeds or awards shall be applied first toward reimbursement of all reasonable costs and expenses of Mortgagee in collecting said proceeds or awards, then toward payment of the Indebtedness or any portion thereof then outstanding, in whatever order Mortgagee may elect, or Mortgagee may, at its option, apply said insurance proceeds or condemnation awards in whole or in part toward restoration of the Security for which such insurance proceeds or condemnation awards shall have been paid. Any insurance proceeds or condemnation awards received by Mortgagee on account of a loss or damage to, or taking of, the Security shall, until the same are applied by Mortgagee as aforesaid, be held by Mortgagee in an interest-bearing account, with all interest and other income earned thereon to accrue to Mortgagors' benefit (except as set forth in the next following sentence of this Section 8); and such proceeds or awards shall be invested at Mortgagors' direction in the investments permitted under the Tax Escrow Agreement, unless an Event of Default exists hereunder, in which event Mortgagee shall direct such investments. Notwithstanding the foregoing, interest on such proceeds and awards only shall be payable if Mortgagee and Mortgagors make arrangements for a mutually acceptable third party to hold such proceeds and awards and to invest the same pursuant to an agreement reasonably acceptable to Mortgagee; if Mortgagee itself holds such proceeds and awards, Mortgagee shall have no obligation to pay interest thereon. The income earned in respect of such proceeds or awards shall be added thereto, and shall be held and applied by Mortgagee in the same manner as provided for herein with respect to the proceeds or awards themselves.

     In the event of foreclosure of this Mortgage or other transfer of title to the Security in lieu of foreclosure, all right, title, and interest of Mortgagors in and to any insurance policy, or premiums or payments of proceeds or awards in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as the insurance proceeds or condemnation awards are actually received and applied to reduce the principal balance outstanding.

         9. Restoration Following Fire and Other Casualty or Condemnation. In the event of damage to the Security by reason of fire or other hazard or casualty, Mortgagors shall give prompt written notice thereof to Mortgagee and (subject to the following provisions) shall proceed with reasonable diligence to perform repair, replacement and/or rebuilding work (hereinafter referred to as the "Work") to restore the Security to substantially its condition prior to such damage in compliance in all material respects with all legal requirements, provided that Mortgagee makes insurance proceeds available therefor. In the event of a taking by power of eminent domain or conveyance in lieu thereof ("condemnation"), if restoration is feasible as reasonably determined by Mortgagee, then Mortgagors (subject to the following provisions) shall proceed with reasonable diligence to perform such restoration (also referred to as the "Work"), provided that Mortgagee makes the condemnation awards available therefor. Before commencing the Work, Mortgagors shall comply with the following requirements if the cost of the Work exceeds Three Hundred Thousand Dollars ($300,000):

          a. Mortgagors shall furnish to Mortgagee complete plans and specifications for the Work, for Mortgagee's approval, which approval shall not be unreasonably withheld. Said plans and specifications shall bear the signed approval thereof by an architect reasonably satisfactory to Mortgagee and shall be accompanied by the architect's signed estimate, bearing the architect's seal, of the entire cost of completing the Work.

          b. Mortgagors shall furnish to Mortgagee certified copies of all permits and approvals required by law in connection with the commencement and conduct of the Work.

          c. Mortgagors shall furnish to Mortgagee, prior to the commencement of the Work, a surety bond for or guaranty of completion of and payment for the Work, which bond or guaranty shall be in form satisfactory to Mortgagee and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to Mortgagee, and in an amount not less than the architect's estimate of the entire cost of completing the Work, less the amount of insurance proceeds or condemnation awards, if any, then held by Mortgagee and which Mortgagee shall have elected or shall be required to apply toward restoration of the Security as provided in Section 10 hereof.

     If the cost of the Work exceeds Three Hundred Thousand Dollars ($300,000), Mortgagors shall not commence any of the Work until Mortgagors shall have complied with the above requirements, and thereafter Mortgagors shall perform the Work diligently (subject to delays caused by events of force majeure) and in good faith substantially in accordance with the plans and specifications referred to in subsection (a) above.

     If, as provided in Section 10 hereof, Mortgagee shall have elected or is required to apply any insurance proceeds or condemnation awards toward repair or restoration of the Security, then so long as the Work is being diligently performed (subject to delays caused by events of force majeure) by Mortgagors in accordance with the provisions of this Mortgage, Mortgagee shall disburse such insurance proceeds or condemnation awards to Mortgagors from time to time during the course of the Work in accordance with the following provisions which shall be applicable if the cost of the Work exceeds $300,000:

          A. The Work shall be in the charge of an experienced construction manager reasonably satisfactory to Mortgagee with the consultation of an architect or engineer, and before Mortgagors commence any Work, Mortgagee shall have approved the plans and specifications for the Work to be submitted by Mortgagors, it being nevertheless understood that, to the extent feasible, said plans and specifications shall provide for such Work that, upon completion thereof, the items being repaired or restored shall be at least equal in value and general utility to their value and general utility prior to the damage, destruction or condemnation;

          B. Each request for payment shall not be made more often than at thirty (30) day intervals, on seven (7) business days prior notice to Mortgagee, and shall be accompanied by a certificate from an architect or engineer with respect to items (i) and (iv) and a certificate from Mortgagors with respect to items (ii), (iii), (v) and (vi), dated not more than ten (10) days prior to the application for withdrawal of funds, stating:

               (i) that, to the best of its knowledge and belief, based upon diligent performance under its contract with Mortgagors in accordance with generally accepted standards of professional knowledge and skill, all of the Work for which payment is being requested is in place (except for materials stored off-site with Mortgagee's consent, which shall not be unreasonably withheld or delayed) and has been completed substantially in compliance with the approved plans and specifications and all applicable legal requirements;

               (ii) that the sum then requested to be withdrawn has been paid by Mortgagors and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of said persons in respect thereof and stating the progress of the Work up to the date of said certificate;

               (iii) that the sum then requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate and that the remainder of the monies held by Mortgagee will be sufficient to pay for the completion of the Work in full;

               (iv) that, to the best knowledge of such architect or engineer, the remainder of the moneys held by Mortgagee will be sufficient to pay in full for the completion of the Work;

               (v) that no part of the cost of the services and materials described in the foregoing paragraph (ii) of this Clause B has been or is being made the basis of the withdrawal of any funds in any previous or then pending application; and

               (vi) that, except for the amounts, if any, specified in the foregoing paragraph (ii) of this Clause B to be due for services or materials, there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the Work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar lien upon the Security or any part thereof.

          C. Mortgagors shall deliver to Mortgagee reasonably satisfactory evidence that the Security and every part thereof, and all materials and all property described in the certificate furnished pursuant to the foregoing Clause B, are free and clear of all mortgages, liens, charges or encumbrances, except (a) encumbrances, if any, securing indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate furnished pursuant to the foregoing Clause B, which encumbrances will be discharged upon disbursement of the funds then being requested, and (b) this Mortgage and the other Permitted Encumbrances. Mortgagee shall accept as satisfactory evidence under this Clause C a certificate of a title insurance company acceptable to Mortgagee or an endorsement to Mortgagee's existing loan title policy insuring the lien of this Mortgage, dated as of the date of the making of the disbursement, confirming the foregoing.

          D. Prior to the final disbursement, if Mortgagee reasonably requests, Mortgagors shall deliver to Mortgagee a survey of the Security dated as of a date within ten (10) days prior to the making of such disbursement showing no encroachments other than those, if any, shown on the survey delivered to Mortgagee contemporaneously with the execution and delivery of this Mortgage or otherwise acceptable to Mortgagee.

          E. Prior to the first disbursement, Mortgagors shall deliver to Mortgagee, to Mortgagee's reasonable satisfaction, an opinion of counsel that the Security, if repaired, replaced and/or rebuilt in accordance with the approved plans and specifications, would comply with all applicable zoning, building, and similar land use laws, rules, and regulations.

          F. There exists no uncured monetary default under the Loan Documents and no uncured non-monetary default notice of which has been given by Mortgagee to Mortgagors under any of the Loan Documents.

          Mortgagee at its option may waive any of the foregoing requirements.

          Upon compliance by Mortgagors with the foregoing Clauses A, B, C, D, E and F (except for such requirements, if any, as Mortgagee at its option may have waived), Mortgagors shall, to the extent of the insurance proceeds or condemnation award, if any, which Mortgagee shall have elected or shall be required to apply to restoration of the Security, pay or cause to be paid to the persons named in the certificate furnished pursuant to the foregoing Clause B, the respective amounts stated in said certificate to be due them less a retainage amount of 10% of the total contract price prior to 50% completion of the Work or such other retainage (or without retainage) ("Retainage") as shall be provided for in the applicable contract(s) approved by Mortgagee, which approval shall not be unreasonably withheld; and Mortgagee shall pay to Mortgagors the amounts stated in said certificate to have been paid by Mortgagors less Retainage.

          Upon completion of the Work, if the cost thereof exceeds Three Hundred Thousand Dollars ($300,000), in addition to the requirements of the foregoing Clauses A, B, C, D, E and F, Mortgagors shall promptly deliver to
     Mortgagee:

          (a) A written certificate of the architect or engineer that the Work has been fully completed in a good and workmanlike manner substantially in accordance with the approved plans and specifications;

          (b) An endorsement to Mortgagee's title insurance policy reasonably acceptable to Mortgagee insuring the Security against mechanics' and materialmen's liens;

          (c) A certificate by Mortgagors in form and substance reasonably satisfactory to Mortgagee, listing all costs and expenses in connection with the completion of the Work and the amount paid by Mortgagors with respect to the Work; and

                  (d) A temporary certificate of occupancy and all other applicable certificates, licenses, consents and approvals issued by governmental agencies or authorities with respect to the Security and (if obtainable) by the appropriate Board of Fire Underwriters or other similar bodies acting in and for the locality in which the Security is situated, provided further that within thirty (30) days after completion of the Work, Mortgagors shall obtain and deliver to Mortgagee a permanent certificate of occupancy for the Security or affected portions thereof.

     Upon receipt of the foregoing items, Mortgagee shall pay any Retainage still held by Mortgagee to Mortgagors.

     If upon completion of the Work there shall be insurance proceeds or condemnation awards held by Mortgagee over and above the amounts withdrawn pursuant to the foregoing provisions plus undisbursed Retainage, then, if an Event of Default exists, Mortgagee may retain such proceeds or awards and apply the same in reduction of the Indebtedness in whatever order Mortgagee may elect, and if no Event of Default exists, Mortgagee shall pay over such proceeds or awards to Mortgagors.

     10. Disposition of Condemnation or Insurance Proceeds. If such proceeds exceed Three Hundred Thousand Dollars ($300,000), Mortgagee, in its absolute discretion (except as hereinafter provided), may decide whether and to what extent, if any, proceeds of insurance or condemnation will be made available to Mortgagors for repair or restoration of the Security, but

Mortgagors shall effect such repair or restoration as set forth above provided Mortgagee makes such proceeds available for that purpose. Notwithstanding the foregoing, Mortgagee agrees to make insurance or condemnation proceeds available to Mortgagors for repair or restoration provided:

     (i) The damage to the Improvements on the Real Property or the value of the taking does not exceed sixty percent (60%) of the replacement cost thereof, and, in the case of a condemnation, the portion of the Security not taken by condemnation has not, in Mortgagee's reasonable opinion, been rendered economically nonviable by the taking;

     (ii) There exists no uncured non-monetary default of which notice has been given by Mortgagee to Mortgagors and no uncured monetary default under the Note or any other Loan Documents;

    (iii) Mortgagors can demonstrate to Mortgagee's satisfaction that Mortgagors have the financial ability (through rent insurance or otherwise) to make all scheduled payments when due under the Loan Documents during repair or restoration;

     (iv) In the case of a casualty, the damage to the Real Property can be fully restored at least two months prior to the Maturity Date;

     (v) In the case of condemnation, sufficient parking remains, and the operation of the Security will not, in Mortgagee's reasonable opinion, be materially and adversely affected;

     (vi) The proceeds are released under the escrow/construction funding arrangements specified in Section 9 hereof;

    (vii) Annual income from leases in place and approved (or deemed approved) by Mortgagee (which will include, for purposes hereof, leases for which Mortgagee's approval is not required hereunder) that will survive restoration provide coverage of at least 1.40 times the annual debt service (interest and, if applicable, principal) on the Loan; and

   (viii) The Work will return the Improvements to substantially the size, design, and utility as existed immediately before the casualty.

          If Mortgagee elects not to, and is not required to, make the proceeds available for repair or restoration, then such proceeds shall be applied to reduce the Indebtedness in whatever order Mortgagee may elect. Any application of such proceeds to the principal indebtedness evidenced by the Note shall be at par and shall cause a pro rata reduction in payments of interest and, if applicable, principal, under the Note; provided, however, that if there exists an Event of Default, the prepayment fee as provided in the Note shall also be due. Prepayment of the loan following Mortgagee's application to principal reduction of insurance or condemnation proceeds shall be permitted without payment of a prepayment fee, provided there then exists no Event of Default under the Loan Documents and provided further that (i) such prepayment must be made within one hundred eighty (180) days of Mortgagee's application to principal reduction; (ii) Mortgagors keep Mortgagee informed of its progress in seeking replacement financing; and (iii) Mortgagors provide Mortgagee with thirty (30) days advance notice of prepayment.

     11. Fire and Other Casualty; Self-Help. Subject to delays caused by events of force majeure: If within one hundred eighty (180) days after the occurrence of any damage to the Security or the condemnation of any portion of the Security in excess of Three Hundred Thousand Dollars ($300,000), Mortgagors shall not have submitted to Mortgagee for Mortgagee's approval the plans and specifications for the Work, or shall not have obtained or be diligently seeking to obtain approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by Mortgagee and all such governmental authorities, Mortgagors shall fail to promptly commence such Work, or if thereafter Mortgagors fail to perform the Work diligently or are delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with the Work (provided that Mortgagee shall have made proceeds available therefor), or, if Mortgagors shall fail to complete the Work promptly, then, in addition to all other rights herein set forth, and after giving Mortgagors twenty (20) days written notice of the nonfulfillment of one or more of the foregoing conditions and if such conditions remain uncured, Mortgagee, or, following an Event of Default, any lawfully appointed receiver of the Security, may at its option, perform or cause the Work to be performed, and may take such other steps as it deems advisable to perform the Work, and may enter upon the Security for any of the foregoing purposes, and Mortgagors hereby waive (to the extent Mortgagors may lawfully do so) any claim against Mortgagee or such receiver arising out of anything done by Mortgagee or such receiver pursuant to this Section (other than claims arising by reason of the gross negligence or willful misconduct of Mortgagee or such receiver) and Mortgagee may apply insurance proceeds (without the need to fulfill the requirements of Section 9 hereof) to pay for restoration costs or to reimburse Mortgagee and/or such receiver for all amounts expended or incurred by them, respectively, in connection with the performance of the Work, and any excess costs incurred by Mortgagee shall be paid by Mortgagors to Mortgagee upon demand with interest at the Default Rate (hereinafter defined) from the date of demand and such payment shall be secured by the lien of this Mortgage.

     12. Rent Insurance Proceeds. If there shall be no Event of Default under the Loan Documents, then all rent insurance proceeds shall be paid directly to Mortgagors. If there exists an Event of Default, then such rent insurance proceeds shall be paid to Mortgagee and may be applied by Mortgagee, at Mortgagee's option, to the payment of the Indebtedness in whatever order Mortgagee may elect.

     13. Intentionally Omitted.

     14. Repair; Alterations; Waste; Environmental. Mortgagors shall keep all of the Security in good and substantial repair, subject to the provisions of
Section 9, to the extent applicable, and expressly agree that they will neither permit nor commit any waste upon the Security, nor do any act or suffer or permit any act to be done to diminish the value of the Security or whereby the lien hereof may be impaired. Mortgagors shall comply in all material respects with all zoning laws, building codes, subdivision laws, environmental laws, and other laws, ordinances, rules and regulations made or promulgated by any government or municipality, or by any agency thereof or by any other lawful authority, which are now or may hereafter become applicable to the Security, including but not limited to the Americans with Disabilities Act of 1990 ("ADA"). Mortgagors shall use all reasonable efforts to cause tenants of the Real Property to comply with their lease requirements regarding ADA. Without limiting the foregoing, Mortgagors shall comply in all material respects (within the time schedule set forth therein) with the ADA Compliance Plan, prepared by Mortgagors, dated January 2, 1996, previously submitted to and approved by Mortgagee. Mortgagors agree not to initiate or acquiesce in any zoning variance or reclassification, without Mortgagee's prior written consent. Mortgagors shall not construct any additional building or buildings or make any other material improvements on the Land nor alter, remove or demolish any building or other Improvements on the Land in any material respect, without the prior written consent of Mortgagee (which consent shall not be unreasonably withheld or delayed), except for (i) tenant improvement work in accordance with leases approved (or deemed approved) by Mortgagee or which Mortgagee is not required to approve pursuant to Section 22 of this Mortgage, and (ii) an expansion of the building located at 100 William Street of up to 30,000 square feet subject to satisfaction of the following: (a) there shall be in place throughout the construction period adequate insurance (including builder's "all risk" insurance) naming Mortgagee as an additional insured; (b) Mortgagors shall pay-off or bond or insure over all mechanics liens and materialmens liens within one-hundred eighty (180) days of any filing thereof; (c) at no time during the term of the Loan shall any subordinate financings or lien exist with respect to the Security except those included within the Permitted Encumbrances or approved by Mortgagee pursuant to the terms hereof; (d) Mortgagors shall pay all of the reasonable fees and costs of Mortgagee's representatives to inspect the expansion project no more than once per month; (e) the expansion of the building is for office use and conforms with the quality, appearance and design of the rest of the buildings in the Security;
(f) Beacon Properties Corporation or another affiliate of Mortgagors is the construction manager for the expansion; and (g) Mortgagors shall provide evidence to Mortgagee, in form and substance reasonably acceptable to Mortgagee, that, following the expansion, the Wellesley II Parcel and the remainder of the Security affected by the expansion will comply with all applicable legal requirements, including, without limitation, zoning, permitting and other land use restrictions. Mortgagors shall at all times comply in all material respects with any restrictive covenants applicable to the Security. Mortgagors shall repair or restore any building now or hereafter under construction on the Security and complete the same within a reasonable period of time, subject to provisions of Section 9, to the extent applicable.

          If Mortgagors suffer or permit any Event of Default to exist under this Section 14, or in the event of an emergency, Mortgagee, or a lawfully appointed receiver of the Security, following an Event of Default, at Mortgagee's option and from time to time, may perform, or cause to be performed, any and all repairs and such other work as it deems necessary to bring the Security into compliance with the provisions of this Section and may enter upon the Security for any of the foregoing purposes, and each of the Mortgagors hereby waives (to the extent Mortgagors may lawfully do so) any claim against Mortgagee and/or such receiver arising out of such entry or out of any other act carried out pursuant to this Section, except for claims arising out of the gross negligence or willful misconduct of Mortgagee or such receiver. Mortgagors shall upon demand repay to Mortgagee and such receiver, with interest at the Default Rate, from the date of such demand, all amounts expended or incurred by them, respectively, in connection with any action taken pursuant to this Section, and such repayment shall be secured by the lien of this Mortgage.

                  Mortgagors represent and warrant that there are and covenant that at all times (except in the event of repairs or restoration, where temporary limitations may occur) there will be located on the Real Property paved designated parking spaces for at least 1,889 cars, which number may be subject to reduction (but not below requirements of any leases with respect to the Security) in the event that legal requirements applicable to the Real Property necessitate a reduction in such parking capacity and by the actual number of parking spaces on any portion of the Real Property released pursuant to Section 45 of this Mortgage (subject, however, to complying with the requirements of subsections (ix) and (x) of said Section 45).

                  Mortgagors represent and warrant with regard to their Respective Security that, except as disclosed to Mortgagee in the Environmental Report (as defined and listed on Exhibit A to the Environmental Indemnification Agreement, as defined in Section 15 hereof), Mortgagors have not used and will not use and, to the best of Mortgagors' knowledge, no prior owner or current or prior tenant, subtenant, or other occupant of all or any part of their Respective Security has used or is using Hazardous Materials (hereinafter defined) on, from or affecting the Security in any manner that violates the Environmental Laws (hereinafter defined); that, to the best of Mortgagors' knowledge, except as set forth in the Environmental Report, no Hazardous Materials have been disposed of on or migrated onto their Respective Security in violation of Environmental Laws and that Mortgagors will not permit or suffer any such violation of the Environmental Laws.

          For purposes of this Mortgage, "Hazardous Materials" shall mean and include those elements, materials, compounds, mixtures, wastes or substances which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or the Massachusetts Department of Environmental Protection ("DEP") or any list of toxic pollutants designated by Congress or the EPA or DEP, or which are defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any of the Environmental Laws and whether or not included in such lists, shall be deemed to include all elements, materials, compounds, mixtures, wastes and substances containing petroleum, asbestos, chlorinated hydrocarbons, or polychlorinated biphenyls ("PCB's").

          For purposes of this Mortgage, "Environmental Laws" shall mean and include any Federal, Massachusetts or local statute, law, ordinance, code, rule, regulation, order, or decree (i) regulating or relating to protection of human health or the environment insofar as the same concern the Disposal (hereinafter defined) of any Hazardous Materials, as now or at any time hereafter in effect, or (ii) regulating or imposing liability or standards of conduct concerning the Disposal of Hazardous Materials, as now or at any time hereafter in effect, or both, including, without limitation, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, M.G.L. C. 21E ("Chapter 21E"), the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. C. 21C, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. SS.9601 et. seq. ("CERCLA"), the Superfund Amendments and

Reauthorization Act, 42 U.S.C. SS.9601 et. seq., the Federal Oil Pollution
Act of 1990, 33 U.S.C. SS.2701, et. seq., the Federal Toxic Substances
Control Act, 15 U.S.C. SS.2601 et. seq., the Federal Resource Conservation and Recovery Act, as amended, 42 U.S.C. SS.6901 et. seq., the Federal
Hazardous Materials Transportation Act, 49 U.S.C. SS.1801 et. seq., the
Federal Clean Air Act, 42 U.S.C. S.7401 et. seq., the Federal Water Pollution Control Act, 33 U.S.C. S.1251 et. seq., the River and Harbors Act of 1899, 33 U.S.C. SS.401 et. seq., and all laws, statutes, rules, ordinances and regulations of the EPA, or any other local, state or federal department, board, or agency, or any other agency or governmental board or entity having jurisdiction over the Security, as any of the foregoing have been, or are hereafter from time to time, amended, reauthorized, replaced, supplemented or superseded.

          Mortgagors individually and collectively represent and warrant with regard to their Respective Security that, to the best of their individual and collective knowledge, except as set forth in the Environmental Report, no presence, release, spill, transportation, migration, generation, treatment, processing, storage, use, or disposal of any Hazardous Materials has occurred or is occurring on, in, under, above or emanating from any portion of their Respective Security by any person or entity or other source, whether related or unrelated to one or more of the Mortgagors, in violation of any Environmental Law (collectively a "Disposal") and that Mortgagors will not permit or suffer any such Disposal of Hazardous Materials on the Security or permit any lien under Chapter 21E or CERCLA or any other Environmental Law to attach to the Security or any portion thereof or interest therein. Mortgagors individually and collectively represent and warrant with regard to their Respective Security that, except to the extent disclosed in the Environmental Report, they have not received any notice from the DEP (or its predecessor, the Massachusetts Department of Environmental Quality Engineering), the EPA or any other governmental agency or any tenant of their Respective Security with regard to such Hazardous Materials and have received no notice that the environmental and ecological condition of their Respective Security is in violation of any Environmental Law.

          Mortgagors individually and collectively represent and warrant with regard to their Respective Security that, to the best of their knowledge and belief, except as disclosed in the Environmental Report, their Respective Security does not contain any asbestos-containing material in friable form, and there is no current airborne contamination of their Respective Security by asbestos fiber.

          Mortgagors individually and collectively represent and warrant with regard to their Respective Security that, except as set forth in the Environmental Report, they have not received any notice that the soil, surface water, or ground water of or on their Respective Security are not free from any spills of Hazardous Materials, and have no knowledge of any such spill except as set forth in the Environmental Report.

     Notwithstanding anything to the contrary contained in this Mortgage or the Environmental Indemnification Agreement, Mortgagee acknowledges that during the ordinary course of office building and parking area operations, there are some Hazardous Materials that are being used and stored on the Real Property by Mortgagors and Mortgagors' tenants. Mortgagors each hereby represent and warrant to Mortgagee with regard to their Respective Security that, to the best of their knowledge, (i) such Hazardous Materials have not been used or stored in violation of Environmental Laws in any material respect, and (ii) such Hazardous Materials are present in quantities which are not known to pose a health or safety hazard to occupants, employees or visitors to the Real Property or to any adjacent property; and Mortgagors further covenant and agree that no such Hazardous Materials shall be allowed to be present on their Respective Security other than such ordinary use and incidental storage of Hazardous Substances as are reasonably and customarily necessary for the regular and ordinary operation and maintenance of their Respective Security as a first-class office building(s) and parking areas, and in all events in compliance with applicable Environmental Laws.

          In the event that any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is required by any applicable Environmental Law, any judicial order or by any governmental entity because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Material in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within the Security (or any portion thereof), Mortgagors shall within thirty (30) days after written demand for performance thereof by Mortgagee (or such shorter period of time as may be required under any applicable Environmental Law, court order or governmental direction), commence and thereafter diligently prosecute to completion, all such required Remedial Work so as to restore the Security to compliance with all applicable Environmental Laws, court orders and governmental directions. All such Remedial Work shall be performed by contractors approved (which approval shall not be unreasonably withheld or delayed) in advance by Mortgagee, and under the supervision of a consulting engineer approved (which approval shall not be unreasonably withheld or delayed) by Mortgagee. All costs and expenses of such Remedial Work shall be paid by Mortgagors including, without limitation, Mortgagee's reasonable attorneys' fees, paralegal fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Mortgagors shall fail to timely commence and thereafter prosecute to completion such Remedial Work, and such failure continues for thirty (30) days after notice by Mortgagee to Mortgagors (or such shorter period of time as may be required under any applicable Environmental Law, court order or governmental direction or by the exigencies of the situation), Mortgagee may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness.

          Each Mortgagor shall provide Mortgagee with prompt written notice (a) upon such Mortgagor's becoming aware of any alleged, suspected or actual Disposal of any Hazardous Materials upon, in, under, or emanating from their Respective Security in violation of Environmental Laws; (b) upon such Mortgagor's receipt of any notice from any federal, state, municipal or other governmental agency or authority in connection with any Hazardous Materials located upon, in, or under or emanating from their Respective Security; and (c) upon such Mortgagor's obtaining knowledge of any incurrence of expense by any governmental agency or authority in connection with the assessment, containment or removal of any Hazardous Materials located upon, in, or under or emanating from their Respective Security.

          Mortgagors hereby authorize Mortgagee and its agents and consultants at any time and from time to time, upon reasonable advance notice to Mortgagors, to enter upon the Security to conduct an environmental audit of the Improvements, soils and ground water, including subsurface investigation, in the event that Mortgagee has reason to believe that a Disposal of Hazardous Materials in violation of any Environmental Laws has occurred or when a change of or addition to the Environmental Laws makes inspection reasonable, the cost of such audit to be added to the Indebtedness. Mortgagee shall provide Mortgagors with an estimate of the cost of any such audit and shall conduct such audit in a manner intended to minimize interference with the operations of the Security.

          Mortgagors hereby agree to prepare and to submit to Mortgagee for its approval (which approval shall not be unreasonably withheld or delayed), within ninety (90) days of the date hereof, an operations and maintenance plan regarding any asbestos presently situated on the Real Property. Mortgagors shall comply in all material respects with the terms and conditions of such plan(s), and shall not modify, amend, limit, delete or reduce any practice or procedure set forth in such plan without obtaining Mortgagee's prior written consent (which consent shall not be unreasonably withheld or delayed).

     15. Environmental Indemnification. Mortgagors and BPLP, in its own capacity (collectively, the "Indemnitors"), have entered into an Environmental Indemnification Agreement of even date herewith in favor of Mortgagee (the "Environmental Indemnification Agreement"). The performance of the duties and obligations of the Indemnitors under the Environmental Indemnification Agreement shall be part of the Indebtedness secured by this Mortgage. Mortgagors' obligations under the Environmental Indemnification Agreement are hereby incorporated into this Mortgage by reference. Mortgagee's rights and remedies under the Environmental Indemnification Agreement are intended to be in addition to and not in substitution for any rights and remedies Mortgagee may have under this Mortgage or as may generally be available to Mortgagee at law or in equity.

     16. Independence of Security. Mortgagors shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Security or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and Mortgagors hereby assign to Mortgagee any and all rights to give consent for all or any portion of the Security or any interest therein to be so used. Similarly, no part of the Security shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Mortgagors shall not by act or omission impair the integrity of the Real Property as separate lots for zoning and subdivision purposes (separate and apart from each other as well as from any other parcel of real property), or as one or more complete tax parcels separate and apart from all other premises. Any act or omission by Mortgagors which would result in a violation of any of the provisions of this Section shall be void.

     17. No Other Liens. Mortgagors shall not consent, agree to, or permit any mortgage, lien, or security interest upon or affecting the Security or any part thereof except as granted or permitted in this Mortgage and any other lien or security interest granted to Mortgagee. Normal and customary equipment leases and purchase money financing obtained to purchase new Personal Property, in either case entered into in the ordinary course of Mortgagors' business, shall not constitute a violation of the provisions of this Section 17.

          Mortgagors will, subject to Mortgagors' contest rights set forth in
Section 4 above, which shall be applicable hereto, mutatis mutandis, promptly pay and discharge any and all amounts which are now or hereafter become liens against the Security whether or not superior to the lien hereof or to any assignment of rents and leases given to Mortgagee.

          Wellesley I and Wellesley II will not, without the express prior written consent of Mortgagee, conduct any business or acquire any properties except for business and properties relating to the Security. Wellesley I and Wellesley II are and shall at all times while this Mortgage is in effect remain single purpose entities, with their only business being the ownership and operation of their Respective Security. Wellesley I and Wellesley II will not incur any debt and will not guarantee the debt of any other person or party except indebtedness incurred pursuant hereto and any other indebtedness incurred by Mortgagors (or any of them) to obtain funds to invest in the Security.

         18. Management. During the term of the loan secured hereby, the Security shall at all times be operated and managed by an entity controlled by BPLP or an entity approved by Mortgagee under a written management agreement approved in advance in writing by Mortgagee and reasonably acceptable to Mortgagee in form and substance. Mortgagee hereby approves Beacon Property Management, L.P. or Beacon Property Management Corporation, each being an affiliate of BPLP, as management agent for the Security. No change in such management (other than substitution of Beacon Property Management, L.P. for Beacon Property Management Corporation, or visa versa) shall be made without the prior written approval of Mortgagee, and any attempted change in management without Mortgagee's consent shall be void. Mortgagee's approval of the management of the Security and the terms of any management agreement shall not be unreasonably withheld, conditioned or delayed. Any manager must have the expertise, competence and capacity to manage first-class facilities such as the Real Property and have had actual experience managing either at least (i) One Million (1,000,000) square feet of similar office building space in the greater Boston area, or (ii) Two Million (2,000,000) square feet of similar office building space in the United States. Each management agreement relating to the Security (a) may not be modified or amended in any material respect and any successor agreement may not be entered into or any management company appointed (other than as permitted above) without Mortgagee's prior written approval; and (b) must be unconditionally subordinate by its terms to the lien of this Mortgage and terminable upon foreclosure of this Mortgage (or a deed in lieu of foreclosure of this Mortgage) without termination fee or penalty or other similar charge.

     19. Ground Lease. Mortgagors hereby represent and warrant to Mortgagee that there exist no ground leases relating to or executed in connection with the Security.

     20. Sidewalks, Municipal Charges. Mortgagors will promptly pay and discharge any and all license fees and similar charges, with penalties and interest thereon, which may be imposed by the municipality in which the Security is situated, for the use of vaults, chutes, areas and other space beyond the lot line and under or abutting the public sidewalks in front of or adjoining the Security, and Mortgagors will promptly cure any violation of law and comply with any order of such municipality respecting the repair, replacement or condition of the sidewalk or curb in front of or adjoining the Security, and in default thereof Mortgagee may, upon thirty (30) days notice to Mortgagors (or such shorter notice period as may be required in order to comply with legal requirements), pay any and all such license fees or similar charges, with penalties and interest thereon, and the charges of the municipality for such repair or replacement, and any amount so paid or advanced by Mortgagee and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees), with interest thereon at the Default Rate from the date of demand, shall be a demand obligation of Mortgagors to Mortgagee, and, to the extent permitted by law, shall be added to the Indebtedness and shall be secured by the lien of this Mortgage. The provisions of this Section 20 are subject to Mortgagors' contest rights set forth in Section 4 above, which shall be applicable hereto, mutatis mutandis.

     21. Assignment of Rents and Leases. As further security for the payment of the Indebtedness, Mortgagors hereby presently, irrevocably, absolutely and unconditionally transfer, assign and set over unto Mortgagee all of their individual and collective right, title and interest in and to all present and future leases, lease termination agreements, license agreements, concession agreements, parking management agreements and other occupancy agreements of any nature, oral or written, of the Land and space in the Improvements, together with all modifications, supplements, extensions, renewals and replacements thereof now existing or hereafter made, and also together with the rights to sue for, collect and receive all rents, prepaid rents, additional rents, royalties, security deposits, damages payable upon default by tenant, or other sums in any of said leases provided to be paid to the lessor thereunder, profits, income, license fees, concession fees and issues of the Security (collectively, "Rents"), to be applied by Mortgagee in payment of the Indebtedness and also together with any and all guaranties of the obligations of the tenants thereunder and the rights of Mortgagors to receive, hold and apply all bonds and security in all of said leases provided to be furnished to the lessor thereunder, and also together with the rights of Mortgagors to enforce any and all of the agreements, terms, covenants and conditions in all of said leases provided and to give notices thereunder. Provided, however, that until an Event of Default occurs hereunder, Mortgagors shall have a revocable license to collect the Rents and to exercise and enjoy all of the aforesaid rights, privileges and benefits. Mortgagee may receive and collect the Rents personally or through a receiver upon the occurrence of an Event of Default, and during the pendency of any foreclosure proceeding and during any redemption period. Upon the occurrence of an Event of Default, Mortgagors agree to consent to a receiver if this is believed necessary or desirable by Mortgagee to enforce its rights under this Section. Notwithstanding anything contained herein to the contrary, if all outstanding Events of Default are subsequently cured or waived prior to Acceleration of Maturity (as defined in the Note), then Mortgagors automatically shall have the same revocable license to collect the Rents and enjoy all of the aforesaid rights, privileges, and benefits.

          Mortgagors shall not otherwise assign or pledge, or contract, expressly or by implication, to assign or pledge, any lease of the Land or space in the Improvements or the rights to sue for, collect and receive any Rents, or the rights to receive, hold and apply any bonds and security in any of said leases provided to be furnished to the lessor thereunder, or the rights to enforce any of the agreements, terms, covenants or conditions of said leases or to give notices thereunder, unless in each instance the written consent thereto of Mortgagee be first obtained.

          Nothing in this Mortgage shall be construed to obligate Mortgagee, expressly or by implication, to perform any of the covenants of Mortgagors as lessor under any of the leases hereinabove assigned or to pay any sum of money or damages therein provided to be paid by the lessor.

          If, notwithstanding the occurrence of an Event of Default, Mortgagee shall from time to time suffer or permit Mortgagors to sue for, collect or receive any Rents, or to receive, hold or apply any bonds or security under any of the leases hereinabove assigned, or to enforce any of the agreements, terms, covenants or conditions thereunder or to give notices under said leases, after the occurrence of an Event of Default, neither such sufferance nor permission shall constitute a waiver or relinquishment by Mortgagee of the rights hereunder and hereby assigned to Mortgagee with respect to any subsequent Rents, or with respect to any subsequent receipt, holding or application of bonds or security or any subsequent enforcement of such agreements, terms, covenants or conditions or any subsequent notices; provided, however, notwithstanding the foregoing, it is agreed by Mortgagee that if all outstanding Events of Default are cured or waived prior to Acceleration of Maturity, then Mortgagors automatically shall have the same revocable license to collect the Rents and to otherwise deal with the leases as aforesaid.

     22. Future Leases. Except as provided hereinbelow, Mortgagors will not hereafter make any lease to any tenant or amend, modify, terminate (except for termination for default by the tenant and then only if the Real Property is still owned by Wellesley I, Wellesley II and/or BPLP and no Event of Default exists hereunder), accept surrender of, renew or extend any lease (other than a renewal or extension to which a tenant is entitled under the terms of an existing lease or contained in a lease that is subsequently approved or deemed approved by Mortgagee), affecting the Security unless Mortgagee shall first consent thereto in writing, which consent shall not be unreasonably withheld.

     Notwithstanding anything to the contrary contained herein, the aforesaid approval requirements shall not apply with respect to (i) leases or amendments to leases covering in each instance no more than 15,000 square feet of net rentable area on the Real Property, or (ii) non-default lease terminations unapproved by Mortgagee with respect to leases covering in each instance no more than 15,000 square feet of net rentable area and aggregating not more than 45,000 net rentable square feet per calendar year. A lease termination incident to relocation of tenants to other space within the Real Property shall not count toward said 45,000 net rentable square feet per calendar year, except that any net loss in occupied space between the old space and the new space shall be counted. Further, if a terminated tenant is replaced with other tenant(s) in substantially the same premises within sixty (60) days of termination, such termination shall not count toward said 45,000 net rentable square feet per calendar year if, and only if, in Mortgagors' good faith judgment, the economic condition of the Real Property, after giving effect to said particular replacement, remains the same or better than the prior situation; provided, however, that any net loss in occupied space between the terminated tenant and the new tenant(s) shall be counted.

     In addition, with respect to any new lease, amendment to lease or a non-default lease termination as described in the immediately preceding paragraph, all of the following conditions must be met:

          (a) The Mortgagor which is the landlord furnishes Mortgagee with certified copies of all such leases or amendments or terminations promptly following the execution of same by all the parties thereto, together with a detailed written breakdown of any and all costs to be incurred in connection therewith;

          (b) The Security must continue to be owned collectively by Wellesley I, Wellesley II and/or BPLP;

          (c) Mortgagors shall not be in default under the Note, this Mortgage or any other Loan Document beyond any applicable grace or cure period;

          (d) All such leases or amendments or terminations must be entered into in the ordinary course of business, and all such leases or amendments must be (i) prepared and executed on the standard lease or amendment form approved by Mortgagee, and (ii) consistent with such approved lease or amendment form, except that minor and customary changes which do not materially affect the value of the lease or the protections and assurances granted to Mortgagee thereunder may be made;

          (e) Any such lease or amendment or termination must be with a bona fide arms-length third-party tenant (unaffiliated with Mortgagors) and negotiated in good faith;

          (f) No such lease or amendment shall provide an ownership interest in the Security to the tenant; and

          (g) Any such lease or amendment must comply with the New Lease and Amendment Requisites (defined hereinbelow).

     In circumstances where Mortgagee's prior consent is required to a lease, lease amendment, termination or other leasing matter, Mortgagee's consent shall be deemed to have been given unless, within ten (10) business days after Mortgagee receives copies of the proposed lease, amendment or termination in final form, together with the written breakdown of costs as required in clause
(a) above (or as to other matters, after Mortgagee's receipt of Mortgagors' request for approval, together with supporting documentation or information, as appropriate), Mortgagee advises

Mortgagors of its disapproval and the grounds therefor. Mortgagors' request for Mortgagee's approval under this Section 22 must be accompanied by a notice from the Mortgagor which is the landlord highlighted in bold-faced capital letters stating that Mortgagee's failure to respond within ten (10) business days will result in Mortgagee's deemed approval as aforesaid. If Mortgagors fail to provide such notice to Mortgagee, then the automatic approval provision provided hereinabove shall not be applicable.

          In addition to the foregoing, Mortgagors promptly shall furnish to Mortgagee (i) progress drafts and letters of intent, if any, concerning proposed leases, and (ii) copies of all default and/or termination notices which Mortgagors give to or receive from tenants.

          All future leases must expressly state that they are subordinate to the lien of this Mortgage unless Mortgagee otherwise specifies. Unless otherwise approved by Mortgagee, each future lease and each future amendment to leases existing on the date hereof which extends the term by more than one (1) year (other than pursuant to an extension or renewal option existing as of the date hereof) must contain provisions that (i) upon notice to tenant by Mortgagee, the lease shall become superior to the lien of the Mortgage, (ii) the tenant shall attorn to any purchaser of the Real Property upon foreclosure of this Mortgage, as amended from time to time, or in the event that a deed is given in lieu of such foreclosure, and (iii) the tenant shall, upon receipt of notice from Mortgagee under the separate Assignment of Rents and Leases given by Mortgagors in favor of Mortgagee of even date herewith, commence paying its rents directly to Mortgagee (collectively herein referred to as the "New Lease and Amendment Requisites"). Notwithstanding the foregoing, with respect to future amendments to leases existing on the date hereof, the New Lease and Amendment Requisites need not be met if they are already contained in the lease or the tenant shall have previously entered into an SNDA (as hereinafter defined) with Mortgagee with respect to the same lease.

          Without limiting the foregoing, Mortgagee hereby reserves the right to subordinate this Mortgage to any lease subsequently made by recording with the Registry of Deeds in which this Mortgage is recorded a declaration to that effect, executed by Mortgagee, which declaration once so recorded shall be binding upon the tenant under such lease and its successors and assigns. Mortgagee agrees, as to future leases and lease amendments, if requested to do so by a tenant, to enter into a so-called subordination, non-disturbance and attornment agreement ("SNDA"), on Mortgagee's standard form, with only such changes as Mortgagee in its reasonable discretion agrees to (Mortgagee and Mortgagors hereby agreeing with each other that they will each negotiate in good faith with respect to changes to Mortgagee's standard form reasonably requested by tenants), provided that Mortgagee shall have approved the lease or amendment with such tenant.

          Mortgagors will furnish to Mortgagee a true and complete copy of each lease, amendment, modification, extension, termination, or renewal of lease, hereafter made by Mortgagors with respect to the Land or space in the Security, within ten (10) days after delivery of each such lease, amendment, modification, extension, termination, or renewal by the parties thereto. After a tenant takes occupancy, Mortgagors shall also furnish to Mortgagee a true and complete copy of a letter agreement signed by such tenant confirming the commencement date and expiration date of its lease, within ten (10) days after execution and delivery thereof by such tenant and Mortgagors.

          Mortgagors will from time to time upon demand of Mortgagee, confirm in writing the assignment to Mortgagee of any or all leases of the Land and space in the Improvements, and such written confirmation shall be in substantially the same form as the Assignment of Rents and Leases of even date herewith given by Mortgagors to Mortgagee and as shall be necessary to make the same recordable.

          If Mortgagors receive an early termination fee from a tenant in excess of $500,000 in connection with a lease termination agreement, then Mortgagors shall deposit the entire fee into an interest-bearing escrow account to be established with a mutually satisfactory escrow agent under a mutually satisfactory escrow agreement, such escrowed funds to be released to Mortgagors
(a) to pay for leasing-related costs (e.g., tenant improvements, leasing commissions, space planning, legal-leasing costs, and the like) and other capital improvements, and (b) to the extent not used under (a) above, to reimburse Mortgagors ratably on a monthly basis for the lost rent from the terminated lease. In addition to the foregoing, if in any calendar year cumulative termination fees exceed $500,000, Mortgagors shall deposit those fees in excess of $500,000 into an interest-bearing escrow account described above.

     23. Mortgagors' Obligations as Lessor. (a) Mortgagors shall, at Mortgagors' cost and expense, perform in all material respects the obligations on the part of the lessor to be performed pursuant to the terms of each and every lease or letting, written or oral, now or hereafter made with respect to the Security or any part or parts thereof, and shall not suffer or permit to exist any default (beyond applicable notice and grace periods under said lease) in such performance on the part of such lessor or permit any event to occur and continue beyond the expiration of applicable notice and grace periods under the lease which would give the tenant under any such lease the right to terminate the same or to offset rent.

     (b) Mortgagors shall give Mortgagee immediate notice of the receipt by Mortgagors of any notice of default from the tenant or its successors or assigns under a lease, and Mortgagors shall furnish to Mortgagee promptly any and all information which Mortgagee may request concerning the performance and observance of all material covenants, agreements and conditions contained in the leases by the lessor thereunder to be kept, observed and performed and concerning the compliance with all terms and conditions of the leases. Mortgagors hereby authorize Mortgagee and its representatives, upon reasonable advance notice, to make investigations and examinations concerning such performance, observance and compliance, and Mortgagors, upon request, shall promptly deposit with Mortgagee any and all documentary evidence relating to such performance, observance and compliance and copies of any and all notices, communications, plans, specifications or other instruments or documents received or given by Mortgagors in any way relating to or affecting the leases which may concern or affect the estate of the lessor or the tenant in or under the leases or in the premises thereby demised.

     (c) In the event of any failure by Mortgagors to keep, observe or perform any covenant, agreement or condition contained in the leases or to comply with the terms and conditions of the leases, which continues beyond the applicable notice and grace period contained in the lease, any performance, observance or compliance by Mortgagee pursuant to this Mortgage on behalf of Mortgagors shall not remove or waive, as between Mortgagors and Mortgagee, the corresponding Event of Default under the terms of this Mortgage.

     24. Leases; Foreclosure. Any proceedings or other steps taken by Mortgagee to foreclose this Mortgage, or otherwise to protect the interests of Mortgagee hereunder, shall not operate to terminate the rights of any present or future tenant of space in the Improvements, notwithstanding that said rights may be subject and subordinate to the lien of this Mortgage, unless (subject to the terms of any SNDA now or hereafter executed by and between Mortgagee and a particular tenant) Mortgagee specifically elects otherwise in the case of any particular tenant. The failure to make any such tenant a defendant in any such foreclosure proceeding and to foreclose such tenant's rights will not be asserted by Mortgagors or any other defendant in such foreclosure proceeding as a defense to any proceeding instituted by Mortgagee to foreclose this Mortgage or otherwise protect the interests of Mortgagee hereunder.

     25. [Intentionally Omitted]

     26. Events of Default. Each of the following shall constitute an "Event of Default" hereunder and shall entitle the Mortgagee to exercise its remedies hereunder and under any of the other Loan Documents or as otherwise provided by law:

          (a) (i) Any payment of any installment of principal or interest due under the Note, or payment of any escrow deposits due under any of the Loan Documents, is not received by Mortgagee within five (5) business days following the date when such payment was due, (ii) any failure to pay the outstanding Principal Indebtedness (as defined in the Note) on the Maturity Date or when the maturity of the Note is accelerated in accordance with the terms of the Note, this Mortgage or any other Loan Document, or (iii) any failure in the performance of any payment obligation of Mortgagors under this Mortgage or under any other Loan Document, other than the obligations to make payments as described in clauses (i) and (ii) above, and such failure continues uncured for a period of ten (10) business days after Mortgagee gives written notice of such failure to Mortgagors;

          (b) If there shall be a failure by Mortgagors to perform any duty of a non-monetary nature under any of the

     Loan Documents, which failure to perform is not cured within thirty (30) days after written notice from Mortgagee to Mortgagors of such failure to perform, except if such failure to perform is not susceptible of cure within such thirty (30) day period and Mortgagors commence to cure within such thirty (30) day period and thereafter diligently pursue such cure, then such cure period shall be extended for a reasonable period of time but in no event greater than one hundred twenty (120) days after such notice of failure to perform from Mortgagee to Mortgagors. Notwithstanding anything contained herein to the contrary, the notice and cure period provided under this clause (b) shall not be applicable to and shall not be in addition to any specific notice and cure or performance period provided under any other provision of this Section 26, and the specific notice and cure or performance period provided for in such provision of this Section 26 shall control, and a failure by Mortgagors to cure a default under such provision of this Section 26 within the applicable cure period shall be an Event of Default under this Mortgage;

          (c) if an "Event of Default" occurs under the Note or under any other Loan Document (as defined therein);

          (d) Any representation, warranty or statement of Mortgagors contained herein or in any of the other Loan Documents, including without limitation the Environmental Indemnification Agreement, which is actually known by Mortgagors to be untrue in any material respect as of the date when made;

          (e) Any representation, warranty, or statement of Mortgagors contained herein or in any of the other Loan Documents, including without limitation the Environmental Indemnification Agreement, which is not actually known by Mortgagors to be untrue in any material respect as of the date when made, but proves to be untrue in any material respect as of the date when made and remains untrue in any material respect for a period of thirty (30) days after Mortgagee gives Mortgagors a notice of default with respect thereto; provided, however, that if the nature of such representation, warranty or statement is such that the same cannot be made true in all material respects within such thirty (30) day period and any delay in Mortgagee's remedies would not (in Mortgagee's sole judgment) cause any material harm to Mortgagee or any of the Security, then the period required to make the same true in all material respects shall be extended, but in no event more than one hundred twenty (120) days in the aggregate, and such representation, warranty or statement shall not be deemed an Event of Default if Mortgagors shall within such thirty (30) day period commence to make the same true in all material respects and thereafter diligently prosecute such cure to completion within the time period allowed;

          (f) Any of Mortgagors, or any of Mortgagors' general partners, if Mortgagors are partnerships, or any of Mortgagors' controlling shareholders, if Mortgagors are corporations, shall (i) file a petition or petitions seeking relief under Title 11, United States Code, (ii) seek or consent to the appointment of a receiver or trustee for itself or themselves or for any of the Security, (iii) file a petition or petitions or initiate a proceeding or proceedings under the bankruptcy, insolvency, receivership, or similar laws of the United States, any state or any other jurisdiction, (iv) make a general assignment or assignments for the benefit of creditors, or (v) be generally unable to pay its or their debts as they mature;

          (g) A court shall enter an order, judgment or decree appointing, without the consent of one or more of the Mortgagors, a receiver or trustee for any of the Mortgagors or for any of the Security or approving a petition filed against any of the Mortgagors which seeks relief under the bankruptcy, insolvency, receivership or other similar laws of the United States, any state, or any other jurisdiction, and such order(s), judgment(s) or decree(s) shall remain in force, undischarged or unstayed, for ninety (90) days after the entry thereof;

          (h) Any of the Mortgagors shall voluntarily encumber the Land or the Improvements with any lien other than the lien of this Mortgage;

          (i) A Transfer not expressly permitted under the provisions of this
     Section 26(i) shall occur without the prior written consent of Mortgagee. A "Transfer" shall mean the sale, mortgage, encumbrance, pledge, assignment or hypothecation or other transfer (collectively,

     "Dispositions") (i) of legal or beneficial title to the Security or any portion thereof, excluding the Permitted Encumbrances, (ii) of any direct or indirect legal or beneficial interest in any partner or member of any Mortgagor, if such Mortgagor is a partnership, joint venture, syndication, limited liability company or other group, or (iii) of a controlling interest in the stock of any Mortgagor, if such Mortgagor is a corporation; the liquidation or dissolution of any Mortgagor or revocation or expiration of the charter of any Mortgagor shall also be deemed a Transfer.

          Notwithstanding anything to the contrary herein contained, an involuntary lien or encumbrance constituting a "Transfer" within the meaning set forth above shall not be deemed a Transfer hereunder (1) if any Mortgagor removes, bonds or insures over the same to Mortgagee's reasonable satisfaction within thirty (30) days after any Mortgagor becomes aware of such lien or encumbrance and, in any event, prior to the same being foreclosed upon by the party or parties claiming such lien or encumbrance, or (2) if such involuntary lien or encumbrance is being contested by any Mortgagor in good faith and in accordance with the provisions of Section 4 hereof, which shall be applicable to such involuntary liens or encumbrances, mutatis mutandis.


          Notwithstanding anything to the contrary contained herein, Mortgagee agrees that, so long as Wellesley I, Wellesley II and/or BPLP hold title to the Security and there is no Event of

Default under the Loan Documents, the following Transfers shall be permitted without Mortgagee's consent: (a) Transfers of interests in any Mortgagor to Beacon Affiliates (as hereinafter defined) shall be permitted provided each Mortgagor remains a "Domestic Entity" (i.e., a corporation, partnership or other entity organized or formed under the laws of the United States of America or any state thereof) domiciled in the United States of America; and (b) Beacon (as hereinafter defined) (or Beacon's successors-in-interest as partners or members of any Mortgagor, if applicable) shall be permitted to transfer from time to time all or any part of its or their respective interests in any Mortgagor to a non-affiliate, provided that (x) a Beacon Affiliate continues to own at least a fifty percent (50%) interest in each Mortgagor and remains the managing general partner or member of each Mortgagor, and (y) each Mortgagor remains a Domestic Entity domiciled in the United States of America.

          For the purposes hereof, "Beacon" shall mean and include BPLP and/or Beacon Properties Corporation, a Maryland corporation (the "Public REIT"); and a "Beacon Affiliate" shall mean and include BPLP, the Public REIT and/or any other entity which is at least 95% owned (directly or indirectly) by BPLP and/or the Public REIT.

          Notwithstanding anything to the contrary contained herein, in no event will any of the following Dispositions be prohibited or restricted under this
Mortgage: (x) Dispositions of stock interests in the Public REIT, and (y) Dispositions of limited partnership interests in BPLP so long as the Public REIT remains the sole general partner of BPLP.

          Notwithstanding the provisions of this Section 26(i):

          A. Each Mortgagor shall have the right to transfer all or a portion of the Security to a Beacon Affiliate or any other entity the ownership and control of which is held by the same persons or entities which are permitted, under the preceding provisions of this Section 26(i), to own and control Mortgagors (a "Permitted Transferee"); provided that (I) no Event of Default exists under the Loan Documents at the time of transfer; (II) the Permitted Transferee is a Domestic Entity domiciled in the United States of America; (III) the Permitted Transferee assumes the obligations of Mortgagors under the Loan Documents, subject to the limitations on liability contained therein; and (IV) Mortgagors shall pay for all of Mortgagee's reasonable costs and expenses associated with the transfer, including, without limitation, attorneys' fees charged by Mortgagee's staff counsel and outside special counsel. Upon such transfer, any provision of this Mortgage which, by its terms, applies solely to "Mortgagors" or "Wellesley I, Wellesley II and/or BPLP" shall also apply to such Permitted Transferee. Following any such transfer, all the restrictions on transfers of ownership interests in Mortgagors set forth in the preceding provisions of this
Section 26(i) shall apply to transfers of ownership interests in such Permitted Transferee.

          B. Mortgagors shall also have the right to a one-time sale, transfer or assignment in whole or in part of their interest in the Security to any party of equal qualification and credit-worthiness provided:

          (I) there is no monetary default or non-monetary default, notice of which has been given by Mortgagee to Mortgagors, under the Loan Documents at the time of transfer;

          (II) a property inspection by Mortgagee or Mortgagee's designee shows that all reasonably necessary maintenance on or damage or destruction to the Real Property has been completed or repaired;

         (III) the proposed transferee shall be a Domestic Entity or citizen of the United States of America domiciled in the United States of America;

          (IV) the proposed transferee shall be a Qualified Real Estate Investor (as hereinafter defined) which is a Domestic Entity or controlled by, or under common control with, a Qualified Real Estate Investor;

          (V) the aggregate debt service coverage (based on Net Effective Rents, as hereinafter defined) on the Loan exceeds 1.50;

          (VI) the Qualified Real Estate Investor has specific related commercial real estate experience;

          (VII) the Qualified Real Estate Investor must own or manage a minimum of Two Million (2,000,000) square feet of Class A office space;

        (VIII) at least thirty (30) days prior to the transfer, Mortgagors must provide Mortgagee with all of the material provisions of such transfer including without limitation the proposed date of transfer, and the name, net worth, background and address of the proposed transferee and the purchase price;

          (IX) Mortgagors shall provide Mortgagee with such evidence as Mortgagee may reasonably require that the proposed transferee shall assume and fulfill each and every obligation of Mortgagors under the Loan Documents and such transfer shall not affect or impair Mortgagee's security and rights under the Loan Documents;

          (X) a non-refundable fee in the amount of one percent (1%) of the outstanding Principal Indebtedness shall be paid to Mortgagee at the closing of the transfer in cash or certified check to be retained by Mortgagee in order to induce Mortgagee to allow the proposed transferee to assume the obligations of Mortgagors under the Loan Documents;

          (XI) the loan-to-value ratio of the Loan based on a then current appraisal obtained at Mortgagors' expense and acceptable to Mortgagee must not exceed 70%;

          (XII) Mortgagors shall pay for all of Mortgagee's reasonable costs and expenses associated with the transfer, including, without limitation, attorneys' fees charged by Mortgagee's staff counsel and outside special counsel; and

          (XIII) Any and all subordinate financing, whether or not previously consented to or approved by Mortgagee, which then encumbers all or any portion of the Security shall be completely discharged incident to the transfer.

          "Qualified Real Estate Investor" is defined as any reputable corporation, partnership, joint venture, joint-stock company, trust or one or more individuals which (x) shall have a minimum net worth of at least One Hundred Fifty Million Dollars ($150,000,000), real estate assets of at least Three Hundred Million Dollars ($300,000,000), and short-term liquid assets of at least Ten Million Dollars ($10,000,000) and (y) if a foreign entity or person(s), shall be represented by a domestic real estate advisor, and in any case shall be free from any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings in the United States of America or any foreign country which would, in Mortgagee's reasonable judgment, raise a material question as to the reputation of the investor or its ability to own and to operate the Real Property and shall not have been, at the time of transfer or in the past, an adverse party in any suit or proceeding brought against or by Mortgagee. Mortgagee agrees to be reasonable in the review of such qualifications.

          "Net Effective Rents" is defined as gross rent (including all rental income for the twelve (12) month period immediately preceding the transfer) minus operating expenses.

     27. Remedies Upon Default. Each of the Mortgagors expressly, absolutely and unconditionally acknowledges and agrees that all and every portion of the Security shall serve as collateral for all of the covenants, obligations and agreements under this Mortgage and the other Loan Documents, and Mortgagee shall, upon the occurrence of an Event of Default, be authorized to proceed against all or any one or more portions of the Security singly, jointly, concurrently or successively as Mortgagee may so decide in the exercise of Mortgagee's sole and absolute discretion for the sole and exclusive benefit of Mortgagee.

          Immediately upon the occurrence of any Event of Default, Mortgagee shall have the option, in addition to and not in lieu of or substitution for all other rights and remedies provided in this Mortgage or any other Loan Document or provided by law or in equity, and is hereby authorized and empowered by Mortgagors, to do any or all of the following:

          (a) Declare without notice the entire unpaid amount of the Indebtedness immediately due and payable and, at Mortgagee's option, (i) to bring suit therefor, or (ii) to bring suit for any delinquent payment of or upon the Indebtedness, or (iii) to take any and all steps and institute any and all other proceedings in law or in equity that Mortgagee deems necessary to enforce payment of the Indebtedness and performance of other obligations secured hereunder and to protect the lien of this Mortgage singly, successively, jointly or concurrently with respect to all or any one or more parts of the Security.

          (b) Exercise the STATUTORY POWER OF SALE and commence foreclosure proceedings singly, successively, jointly or concurrently against all or any one or more parts of the Security, in one parcel or in several parcels, through judicial proceedings, by advertisement or as otherwise provided by law, at the option of Mortgagee, pursuant to the statutes in such case made and provided, and to singly, successively, jointly or concurrently sell all or any one or more parts of the Security or to cause the same to be sold at public sale, and to convey the same to the purchaser, in accordance with said statutes in a single parcel or in several parcels at the option of Mortgagee. Mortgagors and Mortgagee hereby acknowledge, covenant and agree that the Statutory Power of Sale shall continue in existence and not be exhausted until Mortgagee, at its election, has foreclosed upon all of the Security.

          (c) Proceed against all or any one or more parts of the Personal Property singly, successively, jointly or concurrently in accordance with Mortgagee's rights and remedies with respect to the Personal Property including the right to sell all or any one or more parts of the Personal Property together with all or any one or more parts of the Real Property or separately and without regard to the remainder of the Security in accordance with the Mortgagee's rights and remedies provided by the Massachusetts Uniform Commercial Code as well as other rights and remedies available at law or in equity.

          (d) Cause to be brought down to date a title examination and tax histories of the Security, procure title insurance or title reports or, if necessary, procure new abstracts and tax histories; procure an updated or entirely new environmental audit of the Security including building, soil, ground water and subsurface investigations; have the Improvements inspected by an engineer or other qualified inspector and procure a building inspection report; procure an MAI or other appraisal of the Security or any portion thereof; enter upon the Security at any time and from time to time to accomplish the foregoing and to show the Security to potential purchasers and potential bidders at foreclosure sale; make available to potential purchasers and potential bidders all information obtained pursuant to the foregoing and any other information in the possession of Mortgagee regarding the Security.

          (e) Either by itself or by its agent to be appointed by it for that purpose or by a receiver appointed by a court of competent jurisdiction, as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Indebtedness or the solvency of any party bound for its payment, to take possession of and to operate all or any one or more parts of the Security, Mortgagors hereby waiving any right Mortgagors might have to object to or oppose any such possession and, whether or not Mortgagee has taken possession of the Security, to collect and apply the Rents, including those past due and unpaid, after payment of all necessary charges and expenses, in reduction of the Indebtedness. The receiver shall have all of the rights and powers permitted under the laws of the Commonwealth of Massachusetts. Except for damage caused by Mortgagee's gross negligence or willful misconduct, Mortgagors hereby waive any claim Mortgagors may have against Mortgagee for mismanagement of the Security during Mortgagee's operation of the Security under this subparagraph or as mortgagee in actual possession under applicable statutes.

          (f) At its option without waiving any Event of Default, pay, perform or observe any or all of Mortgagors' obligations under the Loan Documents, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, upon demand, immediately repaid by Mortgagors to Mortgagee with interest thereon at the Default Rate from the date of demand. Mortgagee shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon all or any one or more parts of the Security for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagors or any person in possession holding under Mortgagors, except for damage caused by Mortgagee's gross negligence or willful misconduct.

          (g) Apply against the Indebtedness in such order as Mortgagee shall determine any funds held for the benefit of Mortgagors in escrow by Mortgagee or by any third-party escrow agent under any of the Loan Documents.

          Upon any foreclosure sale, Mortgagee may bid for and purchase all or any one or more parts of the Security and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price. In the event of any sale of all or any one or more parts of the Security by foreclosure, through judicial proceedings, by advertisement or otherwise, the proceeds of any such sale which are applied in accordance with this Mortgage shall be applied in the order following to: (i) all sums reasonably expended or incurred by Mortgagee in carrying out Mortgagors' obligations under this Mortgage and any other Loan Documents, to the extent Mortgagee is authorized to do so under the terms of this Mortgage or the other Loan Documents, together with interest thereon as therein provided; (ii) all accrued and unpaid interest upon the Indebtedness;
(iii) the unpaid principal amount of the Indebtedness; (iv) Foreclosure Costs (as hereinafter defined); and (v) the surplus, if any, to the person or persons legally entitled thereto.

          Mortgagors will pay to Mortgagee upon demand all costs and expenses incurred by Mortgagee upon the occurrence of an Event of Default in the exercise of Mortgagee's rights and remedies under this Mortgage and the other Loan Documents for collection of the Indebtedness, foreclosure on the Security or otherwise, including without limitation title insurance fees and premiums, environmental consultant's charges and appraisal, engineering and inspection fees under Section 27(d), receiver's fees, costs and agent's compensation under
Section 27(e), auctioneer's fees and foreclosure sale advertising costs, any deed excise tax stamps required to be affixed to the foreclosure deed and court filing fees, together with attorneys' fees and costs which shall include without limitation all attorneys' fees and costs incurred in connection with (A) the exercise of Mortgagee's rights and remedies as aforesaid, (B) any negotiations, other services and advice rendered regarding restructuring of the Indebtedness prior to any foreclosure sale or deed-in-lieu of foreclosure, whether or not any such restructuring or deed-in-lieu is actually accomplished, and (C) any petition filed by or against any Mortgagor under Title 11, United States Code. Any such amounts incurred by Mortgagee shall be secured hereby and shall be immediately repaid by Mortgagors to Mortgagee upon demand with interest thereon at the Default Rate, from the date of demand, all of such amounts together with such interest being collectively referred to as "Foreclosure Costs."

          Mortgagors hereby agree that after a foreclosure sale, Mortgagors will have no right to possess or remain upon the Security, Mortgagors acknowledging Mortgagors' status as a trespasser in such circumstances.

          In the event of any acceleration of the Indebtedness pursuant to paragraph (a) of this Section 27, Mortgagors shall pay to Mortgagee together with the principal indebtedness and interest thereon an amount equal to the prepayment fee provided for in the Note and such fee shall be included as part of the Indebtedness.

          Failure to exercise any option to accelerate with respect to all or any one or more parts of the Security during the existence of an Event of a Default or other circumstance permitting the exercise of such option, shall not constitute a waiver of the default or of the right to exercise such option at a later time (so long as such Event of Default or other circumstance continues to exist), or a waiver of the right to exercise such option in the event of any other default or circumstance specified above.

     28. Acceleration Interest. In addition to any late payment charge which may be due under the Note, Mortgagors shall pay interest on all sums due hereunder at a rate (the "Default Rate") equal to the lesser of (i) the interest rate set forth in the Note plus four percent (4%) per annum, or (ii) the maximum rate permitted by law, from and after the first to occur of the following events: (A) Mortgagee elects in writing to cause the acceleration of the Indebtedness; (B) a petition under Title 11, United States Code, shall be filed by any Mortgagor or if any Mortgagor shall seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any other jurisdiction, make a general assignment for the benefit of creditors, or is generally unable to pay its debts as they become due; (C) a court shall enter an order, judgment or decree appointing, with or without the consent of any Mortgagor, a receiver or trustee for it or for any of the Security or approving a petition filed against any Mortgagor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any other jurisdiction, and any such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered; or (D) if all sums due hereunder are not paid on the Maturity Date as set forth in the Note.

     29. Late Charge. In the event any sums due under the Note (exclusive of principal due at maturity of the Note or by reason of the acceleration of the
Note), this Mortgage or any other Loan Document, are not paid by Mortgagors when due, without regard to any cure or grace period, Mortgagors shall pay to Mortgagee for the month during which such payment is not made when due and for each month or fraction thereof that such sum remains unpaid, a late charge equal to the lesser of four percent (4%) of such installment or the maximum amount allowed by law, as the reasonable estimate by Mortgagee and Mortgagors of a fair average compensation for the loss that may be sustained by Mortgagee due to the failure of Mortgagors to make timely payments, and such amount shall be secured hereby. Such late charge shall be paid without prejudice to the right of Mortgagee to collect any other amounts provided to be paid or (if applicable) to declare an Event of Default under this Mortgage or any other Loan Document.

     30. Waiver of Statutory Rights. Mortgagors agree, to the full extent permitted by law, that upon an Event of Default hereunder, neither Mortgagors nor anyone claiming through or under

Mortgagors will set up, claim, or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, homestead, extension, exemption or (after a sale by foreclosure) redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the sale of the Security or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Mortgagors, for themselves and all who may at any time claim through or under any of them, hereby waive to the full extent that they may lawfully do so, the benefit of all such laws, and any and all rights to have the assets subject to the security interest of this Mortgage marshalled upon any foreclosure or sale under the power granted herein.

         31. Security Interest. This Mortgage shall, as to any equipment and other Personal Property covered hereby, be deemed to constitute a security agreement, and Mortgagors, as debtors, hereby grant to Mortgagee, as secured party, a security interest therein pursuant to the Massachusetts Uniform Commercial Code. Mortgagors agree, upon request of Mortgagee, to furnish an inventory of Personal Property owned by Mortgagors and subject to this Mortgage and, upon request by Mortgagee, to execute any supplements to this Mortgage, any separate security agreement and any financing statements and continuation statements in order to include specifically said inventory of Personal Property or otherwise to perfect the security interest granted hereby, subject always to the limitation of liability provided for in Section 16 of the Note. Upon any Event of Default, Mortgagee shall have all of the rights and remedies provided in said Code or otherwise provided by law or by this Mortgage, including but not limited to the right to require Mortgagors to assemble such Personal Property and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties, the right to take possession of the Personal Property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Mortgagee sends such notice to Mortgagors at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Personal Property may be applied by Mortgagee first to the reasonable expenses in connection therewith, including reasonable attorneys' fees and legal expenses incurred, and then to payment of the Indebtedness. With respect to the Personal Property that has become so attached to the Real Property that an interest therein arises under the real property law of the Commonwealth of Massachusetts, this Mortgage shall also constitute a financing statement and a fixture filing under the Massachusetts Uniform Commercial Code. Mortgagors are the record owners of the Real Property and the addresses of Mortgagors and Mortgagee are as set forth on the first page of this Mortgage.

     32. Right of Entry. Mortgagee and Mortgagee's representatives may at all reasonable times and without notice to Mortgagors if there exists an Event of Default (otherwise, upon reasonable advance notice) enter upon the Security and inspect the same, or cause it to be inspected by agents, employees or independent contractors of Mortgagee, and show the same to others, but Mortgagee shall not be obligated to make any such entry or inspection.

     33. Estoppel Certificate. Mortgagors, within fifteen (15) days after written request from Mortgagee, will furnish a signed statement in writing, duly acknowledged, of the amount then due or outstanding hereunder and, to the best of their knowledge, whether or not any offsets or defenses exist against the Indebtedness, and if so, specifying such offsets and defenses. Mortgagee, within fifteen (15) days after written request from Mortgagors, will furnish a signed statement in writing, duly acknowledged, of the amount then due and outstanding hereunder and, to the best of its knowledge, whether or not any default exists under this Mortgage or any of the other Loan Documents, and if so, specifying such default. Mortgagors shall, within fifteen (15) days following Mortgagee's request, execute and deliver a current landlord estoppel certificate with respect to the leases at the Security. If required by law or regulatory authority, Mortgagors shall, upon Mortgagee's request, exercise any right it may have to request an estoppel certificate from any or all of the tenants at the Security; and, in such event, Mortgagee shall pay Mortgagors' reasonable costs of preparing, requesting and negotiating such tenant estoppel certificates.

     34. Annual Statements. Mortgagors shall, within one hundred twenty (120) days after the end of each fiscal year of Mortgagors, deliver to Mortgagee (a) annual statements audited and certified (subject only to such qualifications as are reasonably acceptable to Mortgagee) by Coopers & Lybrand or another independent Certified Public Accountant reasonably satisfactory to Mortgagee, together with any "Notes to Financial Statements" prepared by such accountant in connection with such audit and certification, all prepared in accordance with generally accepted accounting principles and showing in detail: (i) a balance sheet for the Security as of the last day of such fiscal year; (ii) a statement of earnings from the Security for such fiscal year showing, among other things, all rents and other income therefrom and all expenses paid or incurred in connection with the operation of the Security, and (iii) a statement of operating cash flows for the Security; and (b) a statement signed by Mortgagors listing all leases of space in the Improvements as of the last day of such fiscal year, the respective areas demised thereunder, the names of the tenants, the respective expiration dates of the leases, the respective rentals provided for therein, accounts receivable and such other information as may reasonably be requested by Mortgagee. In addition, Mortgagors agree to provide Mortgagee with unaudited quarterly cash flow reports and a current rent roll. Mortgagors also agree to provide Mortgagee with a pro forma income statement and current expense statement for the current and prior calendar year by January 31 of the current year.

          If Mortgagors omit to prepare and deliver promptly any report required by this Section, following notice and the expiration of the cure period provided for in Section 26(b) hereof, Mortgagee may elect, in addition to exercising any remedy for an Event of Default as provided for in this Mortgage, to make an audit of all books and records of Mortgagors, including bank accounts, which in any way pertain to the Security, and to prepare the statement or statements which Mortgagors failed to procure and deliver. Such audit shall be made and such statements shall be prepared by an independent Certified Public Accountant to be selected by Mortgagee. Mortgagors shall pay all expenses of such audit and related services, which expenses shall be secured hereby as part of the Indebtedness and shall be immediately due and payable upon demand with interest thereon at the Default Rate from the date of demand.

          Mortgagee shall afford any information received pursuant to this Section the same degree of confidentiality that Mortgagee affords similar information proprietary to Mortgagee; provided, however, that Mortgagee does not in any way warrant or represent that such information received from Mortgagors will remain confidential; and, provided further, that Mortgagee shall have the unconditional right to disclose, as necessary, any such information in the event Mortgagee sells, transfers, conveys, or assigns the Mortgage or any portion of the Indebtedness.

     35. Rights Cumulative. Each right and remedy of Mortgagee under this Mortgage, the Note and the other Loan Documents shall be in addition to every other right and remedy of Mortgagee and such rights and remedies may be enforced separately or in any combination.

     36. Subrogation. To the extent that proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Security, such proceeds shall be deemed to have been advanced by Mortgagee at Mortgagors' request, and Mortgagee shall be subrogated to all rights, interest and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof (including, without limitation, Section 40 of this Mortgage) shall govern the rights and remedies of Mortgagee and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Mortgagee is subrogated hereunder.

     37. No Waiver. Any failure by Mortgagee to insist upon the strict performance by Mortgagors of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagors of any and all of the terms and provisions hereof to be performed by Mortgagors.

     38. Mortgage Extension. The lien hereof shall remain in full force and effect during any postponement or extension of the time of payment of the Indebtedness, or of any part thereof, and any number of extensions or modifications hereof, of the Note or of any additional notes taken by Mortgagee, shall not affect the lien hereof or the liability of Mortgagors or of any subsequent obligor to pay the Indebtedness unless and until such lien or liability be expressly released in writing by Mortgagee.

     39. Indemnification. Mortgagors shall indemnify and hold Mortgagee harmless from and against all obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including attorneys' fees) which Mortgagee may incur by reason of injury to persons or damage to property arising out of (i) tenant improvement work or other construction work in or upon the Security by Mortgagors or others claiming by, through or under Mortgagors, (ii) the operation or maintenance of the Security by Mortgagors, or (iii) any other action or inaction by, or matter which is the responsibility of, Mortgagors. Mortgagors shall defend Mortgagee against any claim or litigation involving Mortgagee for the same, and should Mortgagee incur such obligation, liability, loss, cost, expense, fine, penalty or damage, then Mortgagors shall reimburse Mortgagee upon demand. Any amount owed Mortgagee under this Section 39 shall bear interest at the Default Rate from the date of demand therefor and shall be secured hereby.

     40. Scope of Liability. The provisions of Section 16 of the Note are hereby incorporated by reference herein. As previously noted in Section 15 hereof, the Indemnitors have executed a separate Environmental Indemnification Agreement to reflect their liability for environmental matters regarding the Security, subject to the limitations of liability set forth therein.

     41. Attorneys' Fees. Any reference to "attorney fees", "attorneys' fees", or "attorney's fees" in this document includes but is not limited to both the fees, charges and costs incurred by Mortgagee through its retention of outside legal counsel and the allocable fees, costs and charges for services rendered by Mortgagee's in-house counsel. Any reference to "attorney fees", "attorneys' fees", or "attorney's fees" shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Mortgagee in the collection of any Indebtedness, the enforcement of any obligations hereunder, the protection of the Security, the foreclosure of this Mortgage, the sale of the Security in lieu of foreclosure, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Mortgagee may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not Mortgagee has provided notice of default or of an intention to exercise its remedies for an Event of Default. All such attorneys' fees, charges and costs shall be reasonable.

     42. Administrative Fees. Mortgagee shall have the right to charge reasonable administrative fees during the term of the Note as Mortgagee may determine, in its reasonable discretion, in connection with any servicing requests made by Mortgagors requiring Mortgagee's evaluation, preparation and processing of any such requests. Administrative fees shall not be charged for routine servicing matters contemplated by the Loan Documents including, without limitation: processing payments; processing insurance and UCC continuation documentation; processing escrow draws; review of tenant leases, subordination, non-disturbance and attornment agreements and tenant estoppels on standard forms approved by Mortgagee without material modifications. Such administrative fees shall apply without limitation to requests for matters not permitted or contemplated by the Loan Documents

(including, without limitation: requests for transfers or assignments; and requests for review of new easements), and to requests, which, while contemplated by the Loan Documents, because of the nature of the request, will require significantly more time than an institutional lender, acting reasonably, would contemplate for such request (including without limitation, requests for the approval of tenant leases, tenant estoppels and tenant subordination, non-disturbance and attornment agreements which contain material differences from Mortgagors' or Mortgagee's standard forms (including any standard changes approved by Mortgagee, which for this purpose will be considered part of the standard form)). Mortgagee shall also be entitled to reimbursement for professional fees it incurs for such administration, including without limitation, those of architects, engineers and attorneys' fees (whether (i) employed by Mortgagee or its affiliate or (ii) engaged by Mortgagee or its affiliates as independent contractors).

     43. Protection of Security; Costs and Expenses. Mortgagors shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee, and shall pay all reasonable costs and expenses, including without limitation cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Mortgagee may appear, and in any suit brought by Mortgagee to foreclose this Mortgage upon the occurrence of an Event of Default or to enforce or establish any other rights or remedies of Mortgagee hereunder upon the occurrence of an Event of Default. If Mortgagors fail to perform any of the covenants or agreements contained in this

Mortgage, or if any action or proceeding is commenced which affects Mortgagee's interest in the Security or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then if an Event of Default exists hereunder (or, if no Event of Default exists hereunder, if Mortgagors fail, within thirty (30) days after notice by Mortgagee to Mortgagors [or such shorter notice period as the exigencies of the situation may require], to take appropriate action to correct such failure, etc., subject, however, to Mortgagors' contest rights under this Mortgage, to the extent applicable) Mortgagee may, but without obligation to do so and without further notice to or demand upon Mortgagors and without releasing Mortgagors from any obligation hereunder, make such appearances, disburse such sums and take such action as Mortgagee reasonably deems necessary or appropriate to protect Mortgagee's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Security to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien, other than the Permitted Encumbrances, which in the judgment of Mortgagee appears to be prior or superior hereto. Mortgagors further agree to pay all reasonable expenses of Mortgagee (including without limitation attorneys' fees and disbursements) incident to the protection of the rights of Mortgagee hereunder, or to enforcement or collection of payment of the Indebtedness, whether by judicial or non-judicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Mortgagors, or otherwise in connection with an Event of Default. Any amounts disbursed by Mortgagee pursuant to this Section shall be additional indebtedness of Mortgagors secured by the Loan Documents as of the date of disbursement and shall bear interest at the Default Rate from the date of demand therefor. All such amounts shall be payable by Mortgagors immediately upon demand. Nothing contained in this Section shall be construed to require Mortgagee to incur any expense, make any appearance, or take any other action.

     44. Notices. Any notice, demand, request, statement or consent made hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, or consent, and shall be delivered personally or delivered to a reputable overnight delivery service providing a receipt addressed as set forth below or to such other address within the continental United States of America as theretofore may have been designated in writing by such party in accordance with the terms of this Section 44. The effective date of any notice given as provided in this Section shall be the date of personal service or one
(1) business day after delivery to such overnight delivery service, whichever is applicable. As used herein, the phrase "business day" or "business days" shall mean any calendar day(s) other than a Saturday, a Sunday or a Federal or a State holiday on which the U.S. Postal Service offices are closed for business. For purposes hereof, the addresses are as follows:

If to Mortgagee:           Connecticut General Life Insurance Company
                           c/o CIGNA Investments, Inc.
                           900 Cottage Grove Road
                           Hartford, Connecticut  06152-2313
                           Attn:  Investment  Services,  S-313

With a copy to:            CIGNA Corporation
                           Investment Law Department
                           900 Cottage Grove Road
                           Hartford, Connecticut 06152-2215
                           Attn: Real Estate Division, S-215A

If to one or more
Mortgagors:                Beacon Properties, L.P.
                           Wellesley Holding, L.P.
                           Wellesley Holding II, L.P
                           c/o Beacon Properties Corporation
                           50 Rowes Wharf
                           Boston, Massachusetts 02110
                           Attn: Mr. Robert J. Perriello,
                                 Chief Financial Officer

with a courtesy
copy to:                   Goulston & Storrs
                           400 Atlantic Avenue
                           Boston, Massachusetts 02110-3333
                           Attn: Harold Stahler, Esq.


          Notwithstanding the foregoing agreement to provide courtesy copies, such copies shall be courtesy copies only, and failure to provide such courtesy copies shall have absolutely no effect or entitle Mortgagors to any remedy whatsoever. Any notice duly given to Mortgagors shall be effective whether or not the courtesy copies were given.

     45. Release/Partial Release. Upon the satisfaction in full of the Indebtedness, Mortgagee shall release of record the Security from the lien hereof and from the lien of any other Loan Document securing the indebtedness and shall surrender this Mortgage, the other Loan Documents and all notes evidencing indebtedness secured by this Mortgage to Mortgagors. Mortgagors shall pay all costs of recordation.

     Prior to the satisfaction in full of the Indebtedness, Mortgagee agrees to release up to two properties from the lien of this Mortgage, provided that all of the following conditions have been satisfied:

          (i)  A pay-down of the outstanding Principal Indebtedness under the
               Note is made by Mortgagors to Mortgagee with respect to each building comprising the Security according to the following schedule:

               Release Property:                         Loan Pay-Down Required:
               -----------------                         -----------------------

               65 William Street                         $2,904,000
               60 William Street                          5,408,000
               55 William Street                          5,510,000
               40 William Street                          7,370,000
               20 William Street                         13,180,000
               45 William Street                         15,740,000
               80 William Street                          7,130,000
               100 William Street                         4,300,000

          (ii) The loan-to-value ratio of the outstanding Principal Indebtedness under the Note to the fair market value of the Security (determined by obtaining an appraisal of the Security which will remain immediately following such release in form and substance reasonably acceptable to Mortgagee prepared by an MAI certified appraiser reasonably acceptable to Mortgagee), in Mortgagee's reasonable opinion, will not exceed 65%;

          (iii) There shall exist no Event of Default under the Loan Documents and no monetary default and no non-monetary default of which notice has been given to Mortgagors;

          (iv) All information and documents requested by Mortgagee relating to such release shall be submitted to Mortgagee at least sixty (60) days prior to closing and must be reasonably satisfactory to Mortgagee in form and substance;

          (v) Mortgagors shall provide Mortgagee with evidence, including, if necessary, written consent to such release by any lienholder subordinate to the Mortgage, if any, that such release will not affect the priority of the Mortgage on the remainder of the Real Property;

          (vi) Mortgagors shall pay all of Mortgagee's reasonable expenses, including all of Mortgagee's local and staff attorneys' fees, in connection with the release;

          (vii) Mortgagors shall pay Mortgagee a $25,000 administrative fee for each request for a partial release covering one property or covering two properties so long as both properties are to be released substantially contemporaneously;

          (viii) Mortgagee shall receive such title endorsements as it may reasonably require, including, without limitation, partial release endorsements;

          (ix) If the remaining Real Property depends on the released Real Property with respect to any of the following, there shall be in effect such easement and other similar agreements running with the land and benefitting the remaining Real Property and providing for vehicle access, parking, utilities, maintenance, repair and insurance in form and substance as Mortgagee deems reasonably necessary; and

          (x) Mortgagors shall provide evidence to Mortgagee, in form and substance reasonably acceptable to Mortgagee, that following such partial release the remaining Security will comply with all applicable legal requirements which Mortgagee reasonably determines may be affected by such partial release, including, without limitation, subdivision, zoning and other land use restrictions.

     From and after Mortgagee's receipt of the partial Loan prepayment, the debt service payments payable under the Note from and after the Interest Only Period (defined in the Note) shall be proportionately reduced, based upon the portion of the Principal Indebtedness (defined in the Note) which is prepaid pursuant to this Section 45.

     46. Applicable Law. The provisions hereof shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

     47. Invalidity. If any provision of this Mortgage shall be held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity of the remainder of this Mortgage, except that if such provision provides for the payment of the Principal Indebtedness (as defined in the Note) and/or interest payable under the Note or any escrow deposits payable under any of the other Loan Documents, and such provision is rendered invalid or unenforceable in a material respect, then Mortgagee may, at its option, declare the Indebtedness due and payable upon one hundred eighty (180) days prior written notice to Mortgagors and, provided there exists no Event of Default hereunder, without prepayment fee.

     48. Captions. The captions in this instrument are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be any part hereof.

     49. Modifications. This Mortgage may not be changed or terminated except in writing signed by both parties. The provisions of this Mortgage shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

     50. Bind and Inure. The provisions of this Mortgage shall be binding on the Mortgagors and their respective heirs, successors and assigns, and any subsequent owners of the Security. The covenants of Mortgagors herein shall run with the land, and this Mortgage and all of the covenants herein contained shall inure to the benefit of the Mortgagee, its successors and assigns.

     51. Replacement of Note. Upon receipt of evidence reasonably satisfactory to Mortgagors of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Mortgagors or, in the case of any such mutilation, upon surrender and cancellation of the Note, Mortgagors will execute and deliver, in lieu thereof, a replacement note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in this Mortgage to the Note shall be deemed to refer to such replacement note.

     52. Time of the Essence. Time is of the essence with respect to the intent, meaning, construction and enforcement of each and every covenant, agreement and obligation of Mortgagors under this Mortgage, the Note and the other Loan Documents subject to any force majeure exceptions provided for thereunder.

     53. Statutory Condition; Statutory Power of Sale. This Mortgage is upon the STATUTORY CONDITION for any breach of which, or upon the breach of any other of Mortgagors' covenants and undertakings hereunder, in each case, following the expiration of applicable notice and cure periods provided for in Section 26 hereof, Mortgagee shall have the STATUTORY POWER OF SALE.

     54. ERISA Provisions. Mortgagee is entering into the Loan Documents in part on behalf of both its Separate Account 5W, The Sedgwick James, Inc. Savings and Profit Sharing Plan (sometimes hereinafter referred to as "SA 5W") and Separate Account BET, the 401(k) Retirement Savings Plan for Certain Represented Employees of Bethlehem Steel Corporation and Subsidiary Companies (sometimes hereinafter referred to as "SA BET"). SA 5W and SA BET are "separate accounts" as defined in Section 3(17) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Mortgagee is therefore subject to the fiduciary obligation provisions of ERISA and as a result may be prohibited by law from engaging in certain transactions. Each Mortgagor hereby represents and warrants to Mortgagee that neither Mortgagor, the General Partners of any Mortgagor, nor any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with them (an "affiliate") have, and during the immediately preceding one year have not exercised, the authority to appoint or terminate Mortgagee as an asset manager of The Sedgwick James, Inc. Savings and Profit Sharing Plan (the "Sedgwick James Plan") or the 401(k) Retirement Savings Plan for Certain Represented Employees of Bethlehem Steel Corporation and Subsidiary Companies (the "Bethlehem Steel Plan") or the authority to negotiate the terms of Mortgagee's management agreement with or on behalf of the Sedgwick James Plan or the Bethlehem Steel Plan (such authority being referred to herein as the "disqualifying powers"). For purposes of determining who is an affiliate, the term "control" means the power to exercise a controlling influence over the management or the policies of a person other than an individual.


     Notwithstanding any other provision in this Mortgage, each Mortgagor represents, warrants and covenants that, during the term of the Loan, the General Partners of each Mortgagor will not transfer a direct partnership interest in such Mortgagor, and no Mortgagor will sell the Real Property, to an entity unless such entity represents to Mortgagee that neither it nor its affiliates have the disqualifying powers. Mortgagee has been informed by The Sedgwick James, Inc. and Bethlehem Steel Corporation that, currently, no party other than The Sedgwick James, Inc. and Bethlehem Steel Corporation and their respective Plan Investment

Committees have the disqualifying powers and Mortgagee agrees to cooperate with each Mortgagor, upon such Mortgagor's request, in determining which entities have disqualifying powers. Upon request, Mortgagee agrees to notify each Mortgagor whether Mortgagee has been informed that other entities have the disqualifying powers and the identity of such entities.

     Mortgagors agree to indemnify and hold Mortgagee harmless from, against and with respect to, and to be responsible for, any costs, expense or damage (including reasonable attorney's fees) resulting from a breach of the Mortgagors' representations, warranties and covenants contained in this Section 54.

     IN WITNESS WHEREOF, Mortgagors have duly executed this Mortgage as a sealed instrument on the day and year first above written.


                               Mortgagors:

                               WELLESLEY HOLDING, L.P.

                               By:    Beacon Properties, L.P.

                                      By:    Beacon Properties Corporation

                                             By:  /s/ Robert J. Perriello
                                                  -----------------------------
                                                  Name: Robert J. Perriello
                                                  Title: Senior Vice President

                                             By:  /s/ Nancy J. Broderick
                                                  -----------------------------
                                                  Name:   Nancy J. Broderick
                                                  Title: Treasurer

                                WELLESLEY HOLDING II, L.P.

                                By:    Beacon Properties Corporation

                                       By: /s/ Robert J. Perriello
                                           -----------------------------
                                           Name: Robert J. Perriello
                                           Title: Senior Vice President

                                       By: /s/ Nancy J. Broderick
                                           -----------------------------
                                           Name:   Nancy J. Broderick
                                           Title:  Treasurer


                                BEACON PROPERTIES, L.P.

                                By:    Beacon Properties Corporation

                                       By: /s/ Robert J. Perriello
                                           -----------------------------
                                           Name: Robert J. Perriello
                                           Title: Senior Vice President

                                       By: /s/ Nancy J. Broderick
                                           -----------------------------
                                            Name:   Nancy J. Broderick
                                            Title:  Treasurer



                          COMMONWEALTH OF MASSACHUSETTS

Suffolk, SS.                                                    January 8, 1996


     Then personally appeared Robert J. Perriello and Nancy J. Broderick, the Senior Vice President and Treasurer, respectively, of Beacon Properties Corporation, General Partner of Wellesley Holding II, L.P. and of Beacon Properties, L.P., General Partner of Wellesley Holding, L.P., and acknowledged the foregoing to be their free act and deed and the free act and deed of Beacon Properties Corporation, Beacon Properties, L.P., Wellesley Holding, L.P. and Wellesley Holding II, L.P., before me.

                                 /s/ Cheray G. Shein
                                ----------------------------
                                Notary Public
                                My Commission Expires: February 24, 2000






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